UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

CHINA ENERGY RECOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	005-80670	33-0843696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7F, De Yang Garden, No. 267 Qu Yang Road,
Hongkou District, Shanghai, Shanghai, China	200081
(Address of Principal Executive Offices)	(Zip Code)

+86 (0)21 5556-0020
(Registrant's telephone number, including area code)

9440 S. Santa Monica Blvd., Suite 400 Beverly Hills, CA 90210
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS	1
EXPLANATORY NOTE	2
Item 2.01. Completion of Acquisition or Disposition of Assets	3
1. BUSINESS	5
1A. RISK FACTORS	22
2. FINANCIAL INFORMATION	41
3. PROPERTIES	51
4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	51
5. DIRECTORS AND EXECUTIVE OFFICERS	53
6. EXECUTIVE COMPENSATION	55
7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	57
8. LEGAL PROCEEDINGS	60
9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS	61
10. RECENT SALES OF UNREGISTERED SECURITIES	62
11. DESCRIPTION OF SECURITIES	64
12. INDEMNIFICATION OF DIRECTORS AND OFFICERS	66
13. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	67
14. FINANCIAL STATEMENTS AND EXHIBITS	68
Item 3.02. Unregistered Sales of Equity Securities	68
Item 5.01. Change in Control of Registrant	68
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	68
Item 5.03. Amendment to Certificate of Incorporation or Bylaws; Changes in Fiscal Year	69
Item 5.06. Change in Shell Company Status	69
Item 9.01. Financial Statements and Exhibits	69
SIGNATURES	73
EXHIBIT INDEX	74

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and other materials we will file with the Securities and Exchange Commission ("SEC") contain, or will contain, disclosures which are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, such as, but not limited to, the discussion of economic conditions in market areas and their effect on revenue growth, the discussion of our growth strategy, the potential for and effect of future governmental regulation, fluctuation in global energy costs, the effectiveness of our management information systems, and the availability of financing and working capital to meet funding requirements, and can generally be identified by the use of words such as "may," "believe," "will," "expect," "project," "estimate," "anticipate," "plan" or "continue." These forward-looking statements are based on the current plans and expectations of our management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: economic conditions affecting manufacturers of energy recovery systems and the industry segments they serve; the adverse effect of governmental regulation and other matters affecting energy recovery system manufacturers; increased competition in the industry; our dependence on certain customer segments; the availability of and costs associated with potential sources of financing; difficulties associated with managing future growth; our inability to increase manufacturing capacity to meet demand; fluctuations in currency exchange rates; restrictions on foreign investments in China; uncertainties associated with the Chinese legal system; the loss of key personnel; and our inability to attract and retain new qualified personnel.

These forward-looking statements speak only as of the date of this Current Report on Form 8-K. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should also read, among other things, the risks and uncertainties described in the section of this Current Report on Form 8-K entitled "Risk Factors."

EXPLANATORY NOTE

On April 15, 2008, China Energy Recovery, Inc. (the "Company") consummated a share exchange with the stockholders of Poise Profit International, Ltd., a private British Virgin Islands corporation ("Poise"), pursuant to which we acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of shares of our common stock representing approximately 81.5% of our issued and outstanding common stock (the "Share Exchange"). After the Share Exchange, our business operations consist of those of Poise's wholly-owned subsidiary, HAIE Hi-tech Engineering (Hong Kong) Company, Limited ("Hi-tech"), incorporated in the Hong Kong Special Administration Region, China. Unless otherwise indicated or the context otherwise requires, the terms "the Company," "we," "us," and "our" refer to China Energy Recovery, Inc. and its subsidiaries after giving effect to the Share Exchange. This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the Share Exchange described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference. Unless otherwise noted, all amounts of securities disclosed herein are adjusted for our April 16, 2008 stock split, as further described in Item 2.01 hereof.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Closing of the Share Exchange

On April 15, 2008, the Company consummated the transaction contemplated by the Share Exchange Agreement entered into among the Company, Poise and the stockholders of Poise as previously disclosed in the Company's Current Report on Form 8-K filed on January 30, 2008 (the "Share Exchange Agreement"). Pursuant to the terms of the Share Exchange Agreement, we acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 20,757,090 shares of our common stock to Poise's stockholders. Upon the closing of the transaction, Poise became our wholly-owned subsidiary and Poise's stockholders (a) became the owners of approximately 81.5% of our outstanding common stock (subject to reduction by the escrow arrangements described below), (b) may designate four of the five members of our board of directors, and (c) may appoint our executive officers.

Poise, through its Chinese subsidiary Hi-tech, is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy for reuse in industrial processes or for the production of electricity and thermal power. Hi-tech has installed more than 100 energy recovery systems and has deployed and is deploying its systems throughout China and in a variety of international markets including in Egypt, Turkey, Korea, Vietnam and Malaysia.

Following is a brief description of certain material terms of, and conditions to, closing of the transaction contemplated by the Share Exchange Agreement:

•
Simultaneously with the closing of the Share Exchange, we completed an equity financing (the "Financing") of $8,504,181 by issuing an aggregate of 7,874,241 shares of our Series A Convertible Preferred Stock at a price of $1.08 per share and warrants to purchase 1,968,561 shares of our common stock at an exercise price of $2.58 per share, as further described in Item 2.01 of this Current Report on Form 8-K under the caption "Closing of the Financing;"

•
At the closing of the Share Exchange, we placed 1,779,180 shares of our common stock, representing approximately 7% of our currently outstanding common stock, issued to the Poise stockholders at the closing into an escrow account to be released to either: (a) the Poise stockholders if Hi-tech meets certain financial targets described below for the period ending December 31, 2008; or (b) to the investors in the Financing if Hi-tech does not meet the financial targets; and

•
Poise delivered to us audited financial statements for its last two fiscal years, prepared in accordance with U.S. GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States.

We issued the shares of our common stock pursuant to the terms of the Share Exchange Agreement in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation S promulgated thereunder, based upon our compliance with such rules and regulations. In that respect, we note that: (a) the offer and sale was made in an offshore transaction, (b) no direct selling efforts were made in the United States, (c) we implemented necessary offering restrictions, (d) the offer and sale were not made to a U.S. person or for the account or benefit of a U.S. person and the Poise stockholders provided the necessary certifications to that effect, (e) the Poise stockholders agreed to the resale limitations imposed by Regulation S, (f) the issued securities contain the necessary restrictive legend, and (g) we provided the Poise stockholders with the necessary notice about the restrictions on offer or sale of the securities.

Closing of the Financing

On April 15, 2008 and as a condition to closing of the Share Exchange, we entered into a Securities Purchase Agreements (the "Securities Purchase Agreement") with 26 accredited investors pursuant to which we issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of our Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of our common stock at an exercise price of $2.58 per share. Thus, at the closing, we issued 7,874,241 shares of our Series A Convertible Preferred Stock to the investors and we also issued warrants to the investors for the purchase of an aggregate of 1,968,561 shares of our common stock for an aggregate purchase price of $8,504,181.

The Securities Purchase Agreement contains certain other provisions which are customary for agreements of this nature, such as representations, warranties, covenants and indemnities. The closing of the Financing was expressly conditioned upon: (a) completion of the purchase and sale of shares of our Series A Convertible Preferred Stock and warrants of not less than $8,500,000 and (b) the Company's execution and delivery of registration rights agreements, as further described below. As further described in Section 7 of Item 2.01 of this Current Report on Form 8-K, part of the minimum amount required in the Financing under the Share Exchange Agreement was satisfied by the conversion of a loan to Shanghai Engineering (as defined below) into a subscription for the Company's Series A Convertible Preferred Stock and warrants.

Pursuant to the terms of the Securities Purchase Agreement, we are required to register the common stock underlying the Series A Convertible Preferred Stock and the common stock underlying the warrants issued to the investors in the Financing with the SEC for resale by the investors. The Company and the investors are required to pay the fees and expenses of their respective advisers and counsel in connection with the Financing. However, the Company will pay all fees and expenses incident to the registration of the common stock, other than any underwriting discounts and selling commissions and fees and expenses of the investors' advisers and counsel. After commissions, legal fees and transaction expenses, we received net proceeds of approximately $6.6 million upon closing the Financing (after taking into account the conversion of the loan to Shanghai Engineering).

We issued the Series A Convertible Preferred Stock and the warrants in the Financing in reliance on the exemption from registration in Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. In this respect, we note that: (a) we issued securities to 26 accredited investors; (b) we did not conduct any general solicitation or general advertising in connection with the issuance; (c) each investor agreed to hold the acquired shares of Series A Convertible Preferred Stock and warrants and the underlying shares of common stock for its own account and not on behalf of others; (d) each investor represented that he or she acquired the securities and will acquire the underlying shares of common stock for investment purposes only and not with a view to sell them; and (e) the certificates for the shares of Series A Convertible Preferred Stock and warrants and the certificates for the underlying shares of common stock will contain a restrictive legend in accordance with the rules and regulations of the Securities Act. As such, the issued securities may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. We have not filed a registration statement covering these securities with the SEC or with any state securities commission in respect of the Share Exchange or the Financing.

However, pursuant to the Share Exchange Agreement and in connection with the Financing, we entered into registration rights agreements (the "Registration Rights Agreement") with the investors. Pursuant to the Registration Rights Agreement, we have agreed to register for re-sale all of the shares of common stock underlying the Series A Convertible Preferred Stock and all of the common stock underlying the warrants issued to the investors in the Financing, except that if the SEC limits the number of shares of common stock that may be registered in the registration statement, then the number of shares to be registered shall be reduced accordingly on a pro rata basis to each investor to comply with any such limitation imposed by the SEC. The Registration Rights Agreement provides that we must file a registration statement on Form S-3 relating to the resale of the common stock within 30 days following the closing of the Financing and that we shall use commercially reasonable efforts to cause such registration statement to become effective 90 days after the closing of the Financing (or, in the event of a "full review" of the registration statement by the SEC, 150 days after the closing). If the registration statement is not filed on a timely basis or is not declared effective by the SEC on a timely basis, the Company will be required to make a cash payment to each investor in an amount equal to 1% of the purchase price paid for the units purchased by such investor and not previously sold by such investor for each 30-day period (or portion thereof) until the registration statement is filed or declared effective by the SEC, as the case may be; provided, however, that in no event shall these registration penalties, if any, exceed in the aggregate 10% of such purchase price. The registration penalties will be prorated on a daily basis during each 30-day period and will be paid to the investors by wire transfer or check within five business days after the earlier of (a) the end of each 30-day period following the required filing or effective date or (b) the filing or effective date of the registration statement.

Capital Structure and Ownership after Closing of the Share Exchange and the Financing

The Company's authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. Before the closing of the Share Exchange and Financing and on a pre-split basis, there were 9,451,889 shares of common stock and no shares of preferred stock outstanding. We issued 41,514,179 shares of common stock in the Share Exchange and 7,874,241 shares of Series A Convertible Preferred Stock and warrants to purchase 3,937,121 shares of common stock in the Financing on a pre-split basis.

Immediately upon completion of the Share Exchange and the Financing and after taking into account our April 16, 2008 1-for-2 reverse stock split, the former Poise stockholders own 20,757,090 shares of our common stock, representing approximately 81.5% of our issued and outstanding shares of common stock after the closing (including the shares escrowed in the Share Exchange). The Company's pre-Share Exchange stockholders own 4,725,945 shares of our common stock, representing approximately 18.5% of our issued and convertible outstanding shares of common stock after the closing. The foregoing percentages do not reflect any conversion or exercise of the Series A Preferred Stock or warrants, respectively, issued to the investors in the Financing. The following table shows our share ownership immediately after giving effect to the Share Exchange, on an actual and a fully-diluted basis:

Owner	Shares, pre-conversion or exercise (post-split)	Shares, fully-diluted (post-split)
Pre-Share Exchange stockholders of the Company	4,725,945	4,783,815
New Poise stockholders	20,757,090	20,757,090
New preferred stock investors	—	5,614,043

Effective as of the closing of the Share Exchange and the Financing and pursuant to the terms of the Share Exchange Agreement, the following persons were appointed to hold the following positions with the Company:

Name	Position
Mr. Wu Qinghuan	Chairman of the Board, Chief Executive Officer and Director
Mr. Chen Qi	General Manager and Director
Mr. Richard Liu	Chief Financial Officer
Mrs. Zhou Jialing	Director

Effective as of the closing of the Share Exchange, Mr. Kurdziel resigned from all his positions as a director and an executive officer. There were no known disagreements with Mr. Kurdziel on any matters relating to the Company's operations, policies or practices.

1. BUSINESS

Overview of Our Business

The Company is headquartered in Shanghai, China, and, through its wholly-owned subsidiary, Hi-tech, is in the business of designing, fabricating, implementing and servicing industrial energy recovery systems. The Company's energy recovery systems capture industrial waste energy for reuse in industrial processes or to produce electricity and thermal power, thereby allowing industrial manufacturers to reduce their energy costs, shrink their emissions, reduce capital expenditures on cooling equipment and generate sellable emissions credits. A majority of the manufacturing takes place at the Company’s leased manufacturing facilities in Shanghai, China. The Company transports the manufactured systems in parts via truck, train or ship to the end-users’ facilities where the system is assembled and installed. The Company has installed over 100 energy recovery systems both in China and internationally. The Company sells its energy recovery systems and services mainly directly to customers.

Our History

The disclosures about our history reflect the Company's capital structure as of the time of the occurrences described and do not take into account subsequent stock splits or other adjustments to the Company's capital structure.

We incorporated in the State of Maryland in May 1998 under the name Majestic Financial, Ltd. From inception to March 31, 2002, we were a wholly-owned subsidiary of The Majestic Companies, Ltd. In March 2002, The Majestic Companies' board of directors approved a plan to spin-off our company to an entity controlled by The Majestic Companies' former chief executive officer and to The Majestic Companies' stockholders.

On September 24, 2002, we acquired USM Financial Solutions, Inc., a wholly-owned subsidiary of U.S. Microbics, Inc., through a Stock Exchange Agreement. Pursuant to the agreement, USM Financial Solutions became our wholly-owned subsidiary. USM Financial Solutions has no assets and liabilities and has had no business activities since December 31, 2002.

We changed our name to Commerce Development Corporation, Ltd. in April 2002.

On April 7, 2006, we entered into an Agreement and Plan of Merger with a newly formed wholly-owned subsidiary, Commerce Development Corporation, Ltd., a Delaware corporation, for purposes of changing our state of incorporation from Maryland to Delaware. On the same day, we conducted a 2,184-to-1 reverse stock split of our issued and outstanding capital stock pursuant to which each 2,184 shares of our common stock issued and outstanding on the record date of April 5, 2006 was combined and converted into one share of our common stock. We had 98,285,596 shares of common stock issued and outstanding immediately prior to the reverse stock split and 45,096 shares thereafter.

Effective June 5, 2007, we changed our name to MMA Media Inc. and conducted a 40-for-1 forward stock split of our issued and outstanding capital stock pursuant to which each one share of our common stock issued and outstanding on the record date of June 5, 2007 was split into 40 shares of our common stock. We had 1,348,050 shares of common stock issued and outstanding immediately prior to the forward stock split and 53,922,000 shares thereafter.

On January 25, 2008, we entered into and closed an Asset Purchase Agreement with MMA Acquisition Company, a Delaware corporation, pursuant to which we sold substantially all of our assets to MMA Acquisition Company in exchange for MMA Acquisition Company's assuming a substantial majority of our outstanding liabilities. The transferred assets consisted of letters of intent for the proposed acquisitions of MMAWeekly.com, dated June 9, 2007, and Blackbelt TV, Inc., dated July 16, 2007, and all shares of common stock in Blackbelt TV, Inc. we owned, among other things. The total book value of the assets acquired was approximately $317,000. The assumed liabilities consist of accounts payable, convertible debt, accrued expenses and shareholder advances of approximately $360,000.

Effective February 5, 2008, we changed our name to China Energy Recovery, Inc. and conducted a 1-for-9 reverse stock split of our issued and outstanding capital stock pursuant to which each nine shares of our common stock issued and outstanding on the record date of February 4, 2008 was converted into one share of our common stock. We had 85,067,000 shares of common stock issued and outstanding immediately prior to the forward stock split and 9,451,889 shares thereafter.

On April 15, 2008, we closed the Share Exchange pursuant to which we acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 41,514,179 shares of our common stock to Poise's stockholders. Upon the closing of the transaction, Poise became our wholly-owned subsidiary.

On April 16, 2008, we conducted a 1-for-2 reverse stock split of our issued and outstanding capital stock pursuant to which each two shares of our common stock issued and outstanding on the record date of April 15, 2008 was converted into one share of our common stock. We had 50,966,068 shares of common stock issued and outstanding immediately prior to the forward stock split and 25,483,034 shares thereafter.

From inception until 2000, we were engaged in the limited origination and servicing of new modular building leases. We conducted such activity primarily in the State of California and accounted for all the leases we entered into as operating leases. We ceased entering into new leases in 2000. Between 2000 and January 24, 2007, we were a development stage company in the business of providing business management and capital acquisition solutions. Upon closing of the Share Exchange on April 15, 2008, through Poise's Chinese subsidiary, Hi-tech, we became engaged in designing, marketing, licensing, fabricating, implementing and servicing energy recovery systems capable of capturing industrial waste energy for reuse in industrial processes or to produce electricity and thermal power.

We are headquartered in Shanghai, China and we have manufactured and installed over 100 energy recovery systems in China and internationally.

Organizational Structure and Subsidiaries

Our organizational structure reflects Chinese limitations on foreign investments and ownership in Chinese businesses. Generally, these limitations prevent a U.S. corporation from owning directly certain types of Chinese businesses, such as those engaged in the manufacturing, sale and design of boilers and related engineering projects. Instead, a U.S. corporation can obtain the benefits and risk of equity ownership of a Chinese business either by being a part-owner of a Chinese joint venture or by entering into fairly extensive and complicated contractual relationships with Chinese companies wholly-owned by Chinese owners. Our business relies on contractual relationships.

Poise is our only wholly-owned subsidiary. Poise, in turn, owns 100% of the issued and outstanding equity interests in Hi-tech. Hi-tech is engaged in the marketing and sale of energy recovery systems which are designed, manufactured and installed by affiliated companies. Hi-tech owns 90% of a joint venture called Shanghai Haie Investment Consultation Co., Ltd. ("JV Entity"), a company organized in Shanghai, China, providing investment consultancy services, enterprise management consultancy services and marketing policy planning services to third-party customers as well as affiliates. The remaining 10% is owned by Shanghai Hai Lu Kun Lun Hi-tech Engineering Co., Ltd. ("Shanghai Engineering"), a company organized in Shanghai, China and with which Hi-tech has a contractual relationship. In addition, Hi-tech has a contractual relationship with another entity organized in Shanghai, China called Shanghai Xin Ye Environmental Protection Engineering Technology Co., Ltd. ("Shanghai Environmental"). Each of Shanghai Engineering and Shanghai Environmental is considered a "variable interest entity" and its financial information must be consolidated with Hi-tech's pursuant to the Financial Accounting Standards Board's ("FASB") Financial Interpretation 46 (Revised), Consolidation of Variable Interest Entities, which interprets Accounting Research Bulletin ("ARB") 51, Consolidated Financial Statements. Hi-tech has entered into contractual relationships with Shanghai Engineering and Shanghai Environmental to comply with Chinese laws regulating foreign-ownership of Chinese companies. Shanghai Engineering is engaged in the business of designing, manufacturing and installing energy recovery systems. All manufacturing is done by a subsidiary of Shanghai Si Fang Boiler Factory ("Shanghai Si Fang"), named Shanghai Si Fang Boiler Factory-Vessel Works Division ("Vessel Works Division"), pursuant to a cooperative manufacturing agreement between Shanghai Engineering and Shanghai Si Fang, as further described below. Vessel Works Division holds important permits for the manufacturing and installation of boilers used in our energy recovery systems. Shanghai Environmental is not an operating company but serves as a vehicle for arranging sales and maximizing tax benefits. Shanghai Engineering is owned jointly by Mr. Wu Qinghuan, one of our directors and our Chairman of the Board and Chief Executive Officer, and his spouse, Mrs. Zhou Jialing, who is one of our directors. Shanghai Environmental is wholly-owned by Mr. Wu.

The material contractual relationships between Hi-tech and each of Shanghai Engineering and Shanghai Environmental consist of:

•
Consulting Services Agreements – These agreements allow Hi-tech to manage and operate Shanghai Engineering and Shanghai Environmental, and collect the respective net profits of each company. Under the terms of the agreements, Hi-tech is the exclusive provider of advice and consultancy services to Shanghai Engineering and Shanghai Environmental, respectively, related to the companies' general business operations, human resources needs and research and development, among other things. In exchange for such services, each of Shanghai Engineering and Shanghai Environmental must pay to Hi-tech such company's net profits. Each of Shanghai Engineering and Shanghai Environmental are required to cause their respective shareholders to pledge such shareholders' equity interests in the respective companies to secure the fee payable by Shanghai Engineering and Shanghai Environmental, respectively, under the agreements. The agreements contain negative covenants preventing each of Shanghai Engineering and Shanghai Environmental from taking certain actions such as issuing equity, incurring indebtedness and changing its business. The agreements are effective until terminated and they may be terminated by Hi-tech for any or no reason and by either party for reasons explicitly set forth in the agreements, including a breach by the other party or the other party's becoming bankrupt or insolvent.

•
Operating Agreements – The parties to each of these agreements are Hi-tech, Shanghai Engineering, Shanghai Environmental and all of the shareholders of each of Shanghai Engineering and Shanghai Environmental. Shanghai Engineering is owned 60% by Mr. Wu Qinghuan, our Chief Executive Officer, and 40% by his spouse, Mrs. Zhou Jialing. Shanghai Environmental is owned 100% by Mr. Wu Qinghuan. Under the agreements, Hi-tech guarantees the contractual performance by each company under any agreements with third parties, in exchange for a pledge by each of Shanghai Engineering and Shanghai Environmental of all of its respective assets, including accounts receivable. Hi-tech has the right to approve any transactions that may materially affect the assets, liabilities, rights or operations of each company and provide, binding advice regarding each company's daily operations, financial management and employment matters, including the dismissal of employees. In addition, Hi-tech has the right to recommend director candidates and appoint the senior executives of each company. The agreements expire 10 years from execution unless renewed. Hi-tech has the right to terminate each of the agreements upon 30 days' written notice but Shanghai Engineering and Shanghai Environmental do not have the right to terminate their respective agreement during its term.

•
Proxy Agreements – Hi-tech has entered into proxy agreements with all of the shareholders of each of Shanghai Engineering and Shanghai Environmental under which the shareholders have vested their voting power of the companies in Hi-tech and agreed to not transfer the shareholders' respective equity interests in the two companies to anyone but Hi-tech or its designee(s). The agreements do not have an expiration date. Hi-tech has the right to terminate each of the agreements upon 30 days' written notice but the shareholders may not terminate the agreements without Hi-tech's consent.

•
Option Agreements – The parties to each of these agreements are Hi-tech, Shanghai Engineering, Shanghai Environmental and all of the shareholders of each of Shanghai Engineering and Shanghai Environmental. The shareholders of each of Shanghai Engineering and Shanghai Environmental have granted Hi-tech or its designee(s) the irrevocable right and option to acquire all or a portion of such shareholders' equity interests in the two companies. The purchase price for a shareholder's equity interests will be equal to such shareholder's original paid-in price for such equity interest. Pursuant to the terms of the agreements, the shareholders and each of Shanghai Engineering and Shanghai Environmental have agreed to certain restrictive covenants to safeguard Hi-tech's rights under the respective agreement. The agreements expire 10 years from execution unless renewed.

•
Equity Pledge Agreements – The parties to each of these agreements are Hi-tech, Shanghai Engineering, Shanghai Environmental and all of the shareholders of each of Shanghai Engineering and Shanghai Environmental. The shareholders of each of Shanghai Engineering and Shanghai Environmental have pledged all of their respective equity interests in the two companies to Hi-tech to guarantee each of Shanghai Engineering and Shanghai Environmental's performance of these companies' respective obligations under the Consulting Services Agreements. The pledge expires two years after the obligations under the Consulting Services Agreements are fulfilled. Hi-tech has the right to collect any and all dividends paid on the pledged equity interests. Pursuant to the terms of the agreements, the shareholders and each of Shanghai Engineering and Shanghai Environmental have agreed to certain restrictive covenants to safeguard Hi-tech's rights under the respective agreement. Upon an event of default under the agreements, Hi-tech may require the shareholders to pay all outstanding and unpaid amounts due under the Consulting Services Agreement, or foreclose on the pledged equity interests.

All of Shanghai Engineering's manufacturing activities are conducted through a Leasing and Operation Agreement, a form of cooperative manufacturing agreement, originally effective as of May 1, 2003 and subsequently amended, with a state-owned enterprise, Shanghai Si Fang. Pursuant to the agreement, Shanghai Si Fang leases one of its subsidiaries, Vessel Works Division (sometimes also translated from Chinese into English as "Shanghai Si Fang Boiler Factory Container Branch Factory"), to Shanghai Engineering. The agreement expires on December 31, 2009 unless renewed. According to the agreement, we have the following rights: (a) complete control over the operations of Vessel Works Division; (b) right of use of the employees, property, plant and equipment of Vessel Works Division; (c) use of the "Si Fang" brand name and license for pressure vessels; and (d) entitlement to the net profits of Vessel Works Division. Shanghai Si Fang provides quality control for the manufactured products. We pay Shanghai Si Fang rental and management fees of 2.4 million Renminbi in the aggregate (approximately $340,000 as of April 7, 2008) per year during the period from January 1, 2008 to December 31, 2009. We are in the process of renegotiating the rental and management fees and expect them to increase in the near future due to inflation and an increase in the price of land in the area. Although we do not own any of the outstanding equity interests in Vessel Works Division, we have control over Vessel Works Division and the risks and rewards associated with equity ownership under the terms of the agreement.

The following is an organizational chart setting forth the Company's subsidiaries and affiliated companies:

Industry Overview

Global demand is increasing for innovative environmental protection and renewable energy solutions for sustainable economic growth. Modern industrial nations and emerging markets today are faced with the growing challenge of reducing and controlling air pollution emissions that present serious health risks to national populations, cross international borders, and damage the environment. Increased energy consumption has forced governments and industries to invest in alternative forms of power generation and conservation. As the global power generation industry increases its focus on improving efficiency and mitigating the environmental impact of its processes, we believe that energy recovery systems will play a major role in improving the output that can be obtained from current supplies.

Energy recovery systems can salvage the majority of the wasted energy from excess heat that industrial facilities and power plants release into the atmosphere in the form of hot exhaust gases or high pressure steam by converting the heat into electricity (often through steam driven generator turbines) which can be used in industrial processes, thereby lowering energy costs. In addition, energy recovery systems capture the majority of carbon emissions and other harmful pollutants that would otherwise be released into the environment. These reduced emissions can also help companies meet environmental regulations. Energy recovery systems may also be used in heat recovery applications whereby excess heat may be used to heat buildings and water. Examples of end-users of this type of energy recovery system include hospitals and schools that may heat their buildings and water with excess heat generated by their own large electrical equipment. This type of energy recovery system is less complicated and requires significantly less technical qualifications to build than the industrial energy recovery systems described above as it is essentially redirecting the heat generated by one system into other on site systems. As a result, this type of energy recovery system is cheaper to build and the barriers to entry into this market are lower than in the market for industrial energy recovery systems. Our business focuses on energy recovery systems for industrial applications.

We believe that energy recovery systems represent a large-scale, environmentally friendly and economically feasible form of power generation. Compared with other alternative forms of power, such as solar, wind or biomass, we believe that energy recovery systems are dramatically more affordable for technology capable of delivering power on the scale necessary for industrial clients. In our opinion, energy recovery systems are cost competitive even with large-scale, traditional power sources such as coal, fossil fuels and nuclear power, but have the added benefit of reducing pollution and greenhouse gas emissions.

According to recent studies from the U.S. Department of Energy and the U.S. Environmental Protection Agency, energy recovery systems could generate nearly 200 gigawatt ("GW") of new power, equivalent to approximately 20% of current U.S. power generation capacity. The European Union is a significant user of energy recovery systems, with 104 GW installed power generating capacity; Germany and Italy have the most installed capacity at 16 GW and 13 GW, respectively.

Through our subsidiary Hi-tech, we have developed and commercialized our proprietary customized energy recovery technologies and solutions to cost-effectively reduce pollution and capture the waste heat released by our customer's industrial processes. Our energy recovery systems can help our customers improve their energy use efficiency. For example, our energy recovery systems applied in sulfuric acid manufacturing processes can produce as much as three times the useable energy from the same fuel by recovering otherwise lost energy and reusing it to generate electrical power, which may allow customers to slash energy expenditures by up to two-thirds. Additionally, these systems significantly reduce combustible wastes such as carbon monoxide gas, sour gas, carbon black off gases and other harmful emissions. Other benefits include our customers' ability to sell carbon credits, reduction of flue gas and equipment sizes of all flue gas handling equipment such as fans, stacks, ducts, and burners, and a reduction in auxiliary energy consumption.

The most notable target customers for our energy recovery systems include petrochemical plants, paper manufacturing plants, power generation facilities, oil refineries, cement plants and steel mills. These types of customers generally operate manufacturing equipment that is equipped with steam-driven turbines to produce electricity into which our energy recovery systems can be implemented.

Competitive Markets and Competition

Competition in the energy recovery system industry generally is divided by segment following the differentiation between low-grade energy recovery systems used for heat recovery applications (lower power extraction/generation capacity) and high-grade energy recovery systems used in industrial applications (higher power extraction/generation capacity).

Most of the players in the market are engineering firms that produce low-grade energy recovery systems for heat recovery applications mainly used by schools, hospitals and similar facilities. These products are generally undifferentiated and require lower levels of capital to develop. This type of energy recovery system is less complicated and requires significantly less technical qualifications to build than high-grade industrial energy recovery systems. As a result, this type of energy recovery system is cheaper to build and the barriers to entry into this market are lower than in the market for industrial energy recovery systems.

High-grade energy recovery systems for industrial applications, like ours, require large amounts of capital investment and high levels of expertise resulting in barriers to entry to most prospective market entrants. Because energy recovery systems of this type are highly customized based on the particular customer's need, manufacturers mainly compete based on their respective engineering capabilities. The manufacturers of industrial energy recovery systems generally fall into one of the following classifications:

•	Companies that specialize exclusively in energy recovery systems and account for the majority of the larger and more advanced production of energy recovery systems; and

•	Major equipment manufacturers for which energy recovery systems are not a key focus but that have the necessary resources to build effective systems.

Barriers to entry for the production of high grade energy recovery systems have resulted in a majority of the global sales for energy recovery systems being generated by a few large players. These industry participants focus on large scale projects leaving many intermediate opportunities for companies such as ours. The largest of these players globally include Babcock-Hitachi (Japan), Foster Wheeler (USA), and Mitsubishi Heavy Industries (Japan). The major players in China include Dong Fang Boiler Group, Wuhan Boiler, Hangzhou Boiler Group, and Anshan Boiler.

The Company differentiates itself from its competitors by specializing solely in energy recovery systems and being one of the few players in the market capable of undertaking engineering, procurement and construction contracts, a concept known in the industry under the acronym "EPC," for waste heat recovery. We believe that we are currently a dominant player in energy recovery systems to sulfuric acid manufacturers in China. We believe that energy recovery systems for sulfuric manufacturing are the most difficult to design and engineer due to the strong erosive character of the sulfuric acid.

Global Market Overview

The world currently faces fundamental problems with its energy supply, which are due primarily to the reliance on fossil fuels. The economic prosperity of the wealthiest nations in the twentieth century was built on a ready supply of inexpensive fossil fuel and developing nations have continued in the twenty-first century to consume fossil fuel reserves at an ever increasing rate. This has led to worldwide reserve depletions, indicating that both oil and gas are likely to be effectively exhausted before the end of this century. Only coal reserves are expected to last into the next century. Yet even if fossil fuel supplies were unconstrained, their continued use poses its own problems. All fossil fuel combustion produces carbon dioxide, which appears to result in the warming of the earth's atmosphere with profound environmental implications across the globe.

These problems have resulted in the realization that the world must both increase the efficiency of its utilization of fossil fuels and decrease its reliance upon them. Environmental issues related to fossil fuel combustion arose first during the 1980s with the advent of acid rain, a product of the sulfur and nitrogen emissions from fossil fuel combustion. Power plants were forced by legislation and economic measures to control these emissions. However it is the recognition of global warming that presents the most serious challenge because carbon dioxide exists at much higher levels in the flue gases of power plants than sulfur dioxide and nitrogen oxides.

Although renewable energy capacity offers a hedge against major price rises because most renewable technologies exploit a source of energy that is freely available, many renewable technologies today still rely on government subsidies to make them competitive. Governments may also impose penalties upon companies, such as carbon trading schemes, which discourage the use of fossil fuels or increase its costs by imposing stringent emissions limits.

Given the international concerns regarding global warming and pollution and the need to more efficiently utilize fossil fuels, we believe that there exists massive worldwide demand and a growing market for technologies that can enable companies to generate greater amounts of energy from the same supply of fossil fuels and that also reduce the amount of harmful emissions that would otherwise be released from the combustion of those fossil fuels. These technologies, including energy recovery systems, could benefit companies by both reducing energy costs and mitigating possible emissions penalties.

China Market Overview

Booming economic growth and rapid industrialization has spurred demand for electric power in China over the previous few years. By the end of 2006, China's total installed generating capacity reached 622 GW, an increase of more than 20% over the capacity at the end of 2005. Due to the expansion of energy intensive industrial sectors such as steel, cement, and chemicals, China's energy consumption has been growing faster than the country's gross domestic product ("GDP") and thus causing a shortage of electricity and coal and blackouts in over 20 of the country's 32 provinces, autonomous regions and municipalities. With the rapid modernization and industrialization of the country's economy, China is the world's second largest consumer of energy after the United States with its demand now accounting for over 15% of the world's energy consumption. According to the International Energy Agency, China needs to add 1,300 GW to its electricity-generating capacity, more than the total installed capacity currently in the United States, to meet its demands over the next several years.

We predict that the result of this massive increase in electric generation capacity will be a rapid rise in harmful emissions. China has already surpassed the United States to become the world's largest emitter of greenhouse gases, and the country faces enormous challenges from the pollution brought about by its energy needs. Only 1% of China's 560 million city dwellers breathe air considered safe by EU standards, environmental problems have led to industrial cities where people rarely see the sun, and birth defects in infants have soared nearly 40% since 2001. In addition, sulfur dioxide and nitrogen oxides released by coal-fired power plants fall as acid rain on Seoul, South Korea and Tokyo, Japan. A 2005 report by Chinese environmental experts, quoted in a New York Times article (“As China Roars, Pollution Reaches Deadly Extremes,” August 26, 2007), estimates that annual premature deaths attributable to outdoor air pollution in China were likely to reach 380,000 in 2010 and 550,000 in 2020.

China has set internal targets for energy efficiency to mitigate the negative impact of growth in future energy demand on the country's environmental problems. China aims to improve energy efficiency per unit of GDP in 2010 by 20% compared with 2005. To enable the implementation of China's recent climate change policy, mayors across each province are required to develop local plans, and their performance against implementing these plans will be measured. In order to meet demand more efficiently and without further increasing pollution, significant investment in alternative energy and clean technologies such as energy recovery systems will be crucial.

Use of alternative and renewable energy is expanding rapidly in China and currently contributes approximately 16% to total electricity generation and 7.5% to total primary energy supply. In China the generation capacity of electricity from renewable energy is dominated by hydropower, which accounted for more than 95% of the total electricity from renewable energy in 2005. Wind energy accounted for 1.1% of the total renewable installed capacity at the end of 2005, but China has more than doubled its total wind power capacity by installing additional capacity of 1,347 MW of wind energy during 2006. To reduce the country's current reliance on coal-fired generation, the Chinese government is stepping up efforts to accelerate the development of renewable energy. The Renewable Energy Law, which came into effect on January 1, 2006, along with a number of incentive policies ranging from tax incentives to subsidies, have been introduced to stimulate investment in renewable energy technologies. NDRC, a macroeconomic management agency under the State Council, has set a target to source 16% of primary energy from renewable energy by 2020, up from a 7.5% actual share in 2005. This includes development of 300 GW of hydropower, 30 GW of wind power, 30 GW of biomass power, 1.8 GW of solar photovoltaic systems, and smaller amounts of solar thermal and geothermal power. Business Insights, a company involved in providing strategic market and company analyses, estimates that realizing this target would require approximately 130 GW of new renewable energy capacity with an investment of up to $184 billion.

We are principally engaged in the designing, manufacturing, installation and servicing of fully-customized energy recovery systems. While most of our competitors only offer one or two off-the-rack models, we develop products across varying specifications to best suit each customer's needs and objectives. Our products can recycle as much as 70% of the energy that would otherwise have been lost.

We have made substantial gains in energy efficiency and continue to invest heavily in research and development to enhance efficiencies and decrease environmental impact. We employ approximately 80 highly trained engineers to enable the deployment of several energy recovery systems for large sulfuric acid plants, each producing approximately 3,000 metric tons of sulfuric acid per day, with power generating capabilities of approximately 53 MW each.

We have targeted our products at industrial sectors with significant amounts of waste heat. These sectors include:

•	Chemical and Petrochemical Industry;

•	Paper Manufacturing;

•	Refining Industry; and

•	Metallurgical Industry.

Design and Engineering

Our primary design and engineering facility is located in Shanghai, China. The facility employs approximately 80 engineers. Approximately 65 of the engineers engage in project design, customizing the energy recovery systems to meet the individual needs of various industries. The balance of the engineers manage our production processes at the facility. We believe that our engineering team is highly experienced and accomplished in its field.

Manufacturing

Our subsidiary Hi-tech operates a manufacturing facility, owned by Shanghai Si Fang and through Shanghai Engineering as further described above, in Shanghai, China. The facility occupies approximately 10 acres (4 hectares) of land with approximately 617,000 square feet of manufacturing space and storage. We employ a team of 250 skilled workers, technicians and quality assurance personnel at the manufacturing facility. Our employees utilize a vast array of equipment including lathes, drills, metal cutting machines, forging equipment, handling equipment (cranes), welding machines, and testing equipment. A majority of the equipment is leased from Shanghai Si Fang pursuant to the cooperative manufacturing agreement descried above. This equipment will remain the property of Shanghai Si Fang when the agreement expires. Hi-tech does not own the facility but leases it from Shanghai Si Fang.

Marketing and Sales

We market and sell our products worldwide through our direct sales force, which is based in Shanghai, China. Our marketing programs include industrial conferences, trade fairs, sales training, and trade publication advertising. Our sales and marketing groups work closely with our research and development and manufacturing groups to coordinate our product development activities, product launches and ongoing demand and supply planning. We sell our products directly to the end users of our energy recovery systems.

We are also planning on entering into marketing partnerships and licensing deals that will enable us to reach a boarder segment of the market. We believe that there is significant opportunity in international markets such as the United States, Latin America and Europe, and we intend to enter these markets through partnerships. Additionally, we will look to expand into new industrial sectors through partnerships with leading engineering firms that specialize in specific industry verticals.

Products and Technology

We have four main service offerings available to our customers:

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Design. Our primary product line of energy recovery systems can be designed to meet the specific needs of our customers. We typically focus on heavy industrial applications and have designed systems with electricity generation capacity ranging from 50 to over 100 MW. In addition to the designing of energy recovery systems for our own customers, we occasionally are approached by and contract with third party manufacturers to design systems for their customers. This offers a peripheral revenue stream to supplement our core operations. We employ a flexible pricing scheme when designing for third party manufacturers that depends upon the size, application and deadline of the proposed energy recovery system.

•
Fabrication. We have highly-trained manufacturing teams capable of building high quality energy recovery systems in a timely fashion. All of our energy recovery systems are of modular design with a high degree of factory assembly. With modular construction, site welds on heat exchanger pressure parts are kept to a minimum. We design all energy recovery systems we manufacture to protect our brand. We collect a one-time fee for the fabrication of each of our units.

•
Implementation. Our subsidiary Hi-tech also possesses the resources, expertise and capabilities to act as the lead engineering procurement and construction contractor, overseeing the implementation of energy recovery systems for our customers. EPC services involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. Similar to the revenue model employed for our design services, we either package the implementation of our energy recovery system with the design and fabrication of our units, or outsource this function to third party manufacturers for a service charge; this allows smaller third party manufacturers to convert fixed costs to variable costs, while offering us an ancillary revenue stream.

•
Maintenance. Our team is responsible for the overall maintenance of the energy recovery systems we install. In the event that major repairs are needed, the maintenance team is capable of rebuilding the equipment in order to repair or replace any necessary components. The maintenance team is contracted to service our own as well as other manufacturers' energy recovery systems. Our maintenance team charges an hourly fee for its services.

Our energy recovery systems represent a fully-customizable technology capable of meeting the varying needs of a diversified customer base. The systems are capable of recycling up to 70% of the energy that would otherwise be lost in customers' industrial processes, in many cases allowing our customers to recover their costs of the energy recovery system in energy savings within one to three years. The energy recovery systems capture and eliminate harmful particles, carbon dioxide, sulfur dioxide and other emissions.

Our energy recovery systems are suitable for use in a wide range of industries, including chemical processing, papermaking, and oil and ethanol refining. The core technology is easily adaptable to meet a variety of different size facilities and types of plant design. Below is an illustration of our technology as it is implemented in the sulfuric acid production industry.

•
Traditional Sulfuric Acid Production Process. The production of sulfuric acid involves highly exothermic chemical reactions. Most of the heat is released into the atmosphere through cooling towers without capturing any of the energy contained therein. Some of the heat from the production process is captured as steam, which the manufacturer can use to, for example, generate electricity. Without the use of one of our energy recovery systems, the production of one ton of sulfuric acid will produce approximately one ton of steam.

•
Sulfuric Acid Production Process with our Technologies. The incorporation of an energy recovery system increases the manufacturer's ability to extract energy from the production process such that the production of one ton of sulfuric acid can produce between 1.3 and 1.65 tons of steam. In so doing, 94% of the heat that would have otherwise been released to the atmosphere is utilized to provide a larger quantity of steam that can be used in industrial applications. The harnessed steam can be used for various applications, most commonly to drive generator turbines to produce electricity. Doing so decreases the manufacturer's demand for externally produced energy as the manufacturer instead can use internally produced energy resulting from the energy recovery system’s increased production and utilization of steam.

Research and Development

We are focused on a strategy of utilizing our research and development capabilities to continuously improve the waste heat and emissions capture technology of our energy recovery systems. Our research and development efforts focus specifically on maximizing efficiency and reliability while minimizing the cost to customers. We have currently been focusing our efforts on new products with immediate demand in the markets such as capturing and reducing emissions of vitriol (a sulfate of any of various metals), alkali, and carbinol (an alcohol) released in various industrial processes. We maintain strong relationships with many professional engineering firms in China that can provide technical support in the development process.

We employ approximately 80 specialized engineers at our Shanghai, China facilities who are engaged in refining the core technology for our energy recovery systems, developing our intellectual property rights, enhancing energy efficiencies and decreasing environmental impact for our customers. We estimate that our engineers spend between 30% and 40% of their time on research and development efforts, resulting in company expenses on research and development of approximately 2 million and 3 million Renminbi in 2006 and 2007, respectively. Shanghai Engineering has a portfolio of core Chinese patents on various components of our energy recovery systems as described elsewhere in this Current Report on Form 8-K.

Our Business Strategy

We have established a three-phase growth strategy:

•
Phase One. During the first phase of our growth strategy, we will continue to fulfill our current orders while growing our domestic Chinese business. During this time, we intend to establish long-term strategic purchasing agreements with suppliers that provide key raw materials.

•
Phase Two. The second phase of our growth strategy involves increased expenditures that will support our growth. We intend to start construction of our first owned manufacturing facility, which we believe will increase our profit margins and efficiency. We also intend to invest in specialized equipment to further increase the efficiency of our manufacturing process. While these capital expenditures are underway, we expect to increase our research and development expenditures to support an expansion into new sectors such as coke refining and cement. We anticipate recruiting an international sales and marketing team to assist with this expansion effort.

•
Phase Three. In the third phase of our growth strategy, we expect to construct a second manufacturing facility to meet future demand. We also anticipate expanding our EPC business by increasing the size of our engineering and design teams. Finally, we expect to increase our marketing efforts in Europe and the United States during this phase.

Raw Materials and Principal Suppliers

We do not have any long term supply agreements. We do not believe that we are reliant on our current suppliers. We believe that we could substitute other suppliers if needed. Our five largest suppliers (by value) supplied approximately 62% of our raw materials in 2007.

Customers

Our subsidiary Hi-tech has provided over 100 unique customers with energy recovery systems, and more than 25% of these customers have purchased multiple other products and services from us. Our customers are mainly industrial manufacturers, such as chemical plants, paper manufacturers and industrial engineering firms. Our energy recovery systems are currently deployed and being deployed in a variety of international markets, including Egypt, Turkey, Korea, Vietnam and Malaysia, as well as in 15 of China's 31 provinces, including Yunnan, Jiangsu, Shandong, Sichuan, Hunan and Hubei.

We currently have a backlog of orders from a number of domestic Chinese and international customers, including our first North American orders.

Because of the long life of our energy recovery systems, a majority of our sales are from new customers. We are therefore not dependent upon a few major customers to continue our current level of sales. As of December 31, 2007, our top five customers accounted for approximately 67% of our total sales, three of which were new customers.

Intellectual Property and Other Proprietary Rights

The Chinese State IPR Office has authorized and granted the following patents to Shanghai Engineering on various components of our energy recovery systems:

Patent Type	Patent Name	Expiration Date
Utility model	Drum-type sectional ache fire tube boiler made by sulphur	5/6/2013
Utility model	Double drum-type fire tube exhaust-heat boiler which shares one steam dome	11/6/2013
Utility model	Improvement of tube compensator breed which makes ache fume	11/6/2013
Utility model	Improvement of protective casing tube	11/6/2013
Utility model	Triple drum-type fire tube exhaust-heat boiler which shares one steam dome	1/30/2015

Shanghai Engineering has, together with an unrelated company, Zhejiang Jia Hua Group Joint Stock Co., Ltd., submitted the following patent applications to the Chinese State IPR Office, which are currently pending authorization:

Patent Type	Patent Name	Application Date
Utility model	Spray pump synthesizing tower	8/31/2007
Invention	Chlorosulfonic acid preparation new craftwork and equipment	8/31/2007

Governmental Regulation

The manufacture of boilers and pressure vessels used in our energy recovery systems is subject to licensing requirements imposed by the Chinese national government, as well as regional and local governments, depending on the type of license needed. Shanghai Si Fang conducts all our manufacturing operations and has obtains the required licenses. Boilers and pressure vessels manufactured without such licenses are not allowed to be sold in China. To qualify for a license, a manufacturer must (a) be a legal entity registered with the local government; (b) have a production facility, equipment, technical expertise, and inspection and testing capabilities suitable for producing boilers and pressure vessels; (c) establish and maintain an effective quality assurance system; and (d) manufacture the boilers and pressure vessels in accordance with the requirements of the applicable safety and technical standards.

Our operations are also subject to governmental regulation applicable to any business such as general permitting, licensing and registration. For example, the installation of energy recovery systems at our clients' locations requires a construction project building permit from the applicable regional government.

Compliance with Environmental Laws

We belong to what is known as the "machinery manufacturing industry" in China which industry is considered not to generate exhaust gas, waste liquor or waste residue during manufacturing. Therefore, our manufacturing operations are not subject to any material environmental regulations.

The installation and construction of our energy recovery systems at our clients' locations are subject to environmental laws applicable to construction projects generally. As part of the procedure for obtaining a construction project building permit, we must submit an environmental impact statement for each construction project which assesses the pollution the projects is likely to produce, its impact on the environment, and stipulates preventive and curative measures. The issuance of a building permit is conditioned on the approval of the environmental impact statement.

There are emissions standards applicable to the operation of coal-burning, oil-burning or gas-fired boilers (China National General Standard GWPB 3-1999). We do not believe that these emission standards are applicable to the boilers included within our energy recovery systems because our boilers are not independently emitting any emissions as they are being heated by industrial processes as opposed by coal, oil or gas.

Employees

As of April 1, 2008, we had approximately 330 employees, all of which are full time employees. Of these, approximately 80 are management and engineering personnel. We expect to add additional personnel over the course of 2008 to meet our current customer orders.

None of our employees are covered by a collective bargaining agreement. Each of our managerial, sales and administrative employees has entered into a standard form of employment agreement which, among other things, contains covenants not to compete for 12 months following termination of employment and to maintain the confidentiality of certain proprietary information. We believe that our employee relations are good.

Available Information

We are a reporting registrant under the Exchange Act. Our website address is http://www.chinaenergyrecovery.com. The information included on our website is not included as a part of, or incorporated by reference into, this Current Report on Form 8-K. We will make available through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we have filed or furnished such material to the SEC.

You may read and copy any materials we file with the SEC at the SEC's Public Reference room at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, at http://www.sec.gov.

1A. RISK FACTORS

Risks Related to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

Our limited operating history and the unpredictability of our industry make it difficult for investors to evaluate our business and future operating results. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets. The risks and difficulties we face include challenges in accurate financial planning as a result of limited historical data and the uncertainties resulting from having had a relatively limited time period in which to implement and evaluate our business strategies as compared to companies with longer operating histories.

Projections about our future financial performance are uncertain and our future financial performance is not guaranteed.

This Current Report on Form 8-K contains projections of our future financial performance. The financial projections are based on assumptions that we believe to be reasonable but that are inherently uncertain and unpredictable. These assumptions may be incomplete or inaccurate and unanticipated events and circumstances are likely to occur. For these reasons, actual results achieved during the periods covered may vary from the projections, and such variations may be material and adverse. Independent accountants and consultants have not compiled or examined these projections and, accordingly, do not express an opinion or any other form of assurance on them. You are cautioned that there are numerous risks and uncertainties that could affect the achievement of the projections. Accordingly, the projections are provided for illustrative purposes only, and your return as an investor indicated in the projections is by no means guaranteed.

Our dependence on a limited number of customer segments may cause significant fluctuations or declines in our revenues.

We currently sell a substantial portion of our energy recovery systems to companies in either the chemical or paper manufacturing sectors. In the fiscal year ended 2007, approximately 97% and 3% of our total sales were attributable to the chemical and paper manufacturing sectors, respectively. We anticipate that our dependence on a limited number of customer sectors will continue for the foreseeable future. Consequently, any one of the following events may cause material fluctuations or declines in our revenues and have a material adverse effect on our results of operations:

•	Decreased demand for the products of these manufacturing sectors;

•	Advances in the manufacturing processes of these sectors that could eliminate the economic feasibility of our technology; and

•
Failure to successfully implement our systems for one or more customers within a particular sector could adversely affect the reputation of our products and services have as a viable option for other companies within that sector.

We face risks associated with the marketing, distribution and sale of our energy recovery systems, and if we are unable to effectively manage these risks, they could impair our ability to expand our business.

The marketing, distribution and sale of our products expose us to a number of risks, including:

•	Increased costs associated with maintaining marketing efforts in various countries;

•	Marketing campaigns that are either ineffective or negatively perceived in one or more countries and/or across one or more industry sectors;

•	Difficulty and cost relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer our products;

•	Inability to obtain, maintain or enforce intellectual property rights; and

•	Trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries.

The success of our business depends on the continuing contributions of our senior management and other key personnel who may terminate their employment with us at any time causing us to lose experienced personnel and to expend resources in securing qualified replacements.

We depend substantially on the current and continued services and performance of our senior management and other key personnel. Loss of the services of any of such individuals would adversely impact our operations. In addition, we believe that our technical personnel represent a significant asset and provide us with a competitive advantage over many of our competitors and that our future success will depend upon our ability to hire and retain these key employees and our ability to attract and retain other skilled financial, engineering, technical and managerial personnel. None of our key personnel, including our Chief Executive Officer, is party to any employment agreements with us and management and other employees may voluntarily terminate their employment at any time. Our Chief Financial Officer has entered into a short-term consulting agreement with us that expires in July 2008. There is no guarantee that we will be able to retain the services of these, or other, individuals on reasonable terms or at all. We do not currently maintain any "key man" life insurance with respect to any of such individuals.

Our inability to obtain capital, use internally generated cash, or use shares of our capital stock or debt to finance future expansion efforts could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete business expansion efforts could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of capital stock to consummate expansions will depend on the market value of our capital stock from time to time and the willingness of potential investors, sellers or business partners to accept it as full or partial payment. Using shares of capital stock for this purpose also may result in significant dilution to our then existing stockholders. To the extent that we are unable to use capital stock to make future expansions, our ability to grow through expansions may be limited by the extent to which we are able to raise capital for this purpose through debt or equity financings. Raising external capital in the form of debt could require periodic interest payments that could hinder our financial flexibility in the future. No assurance can be given that we will be able to obtain the necessary capital to finance a successful expansion program or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion. In addition to requiring funding for expansions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to (a) obtain additional capital on acceptable terms, (b) use internally generated cash or debt to complete expansions because it significantly limits our operational or financial flexibility, or (c) use shares of capital stock to make future expansions may hinder our ability to actively pursue any expansion program we may decide to implement. In addition, if we are unable to obtain necessary capital going forward, our ability to continue as a going concern would be negatively impacted.

Our future success substantially depends on our ability to significantly increase our manufacturing capacity. Our ability to achieve our capacity expansion goals is subject to a number of risks and uncertainties.

Our future success depends on our ability to significantly increase our manufacturing capacity. If we are unable to do so, we may be unable to expand our business, decrease our average cost per watt, maintain our competitive position and improve our profitability. Our ability to establish additional manufacturing capacity is subject to significant risks and uncertainties. We may be unable to raise the necessary capital to initiate and complete the construction of a new manufacturing facility, acquire the appropriate permits to allow construction of a new manufacturing facility, or engage a company qualified to construct our manufacturing facility at a reasonable price, or at all.

We may not be able to manage our expansion of operations effectively and if we are unable to do so, our profits may decrease.

We are in the process of significantly expanding our business in order to meet the increasing demand for our products and services, as well as to capture new market opportunities. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, increase manufacturing capacity and output, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers, suppliers and other third parties. As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We will also need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures. As a result, our results from operations may decline.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

We rely primarily on patent, trademark, trade secret, copyright law and other contractual restrictions to protect our intellectual property. For example, Shanghai Engineering holds five patents in China. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. In addition, implementation of China's intellectual property-related laws has historically been lacking, primarily because of ambiguities in China's laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition or operating results. In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We cannot assure you that the outcome of such potential litigation will be in our favor. Such litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards.

Our success also depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. The validity and scope of claims relating to our technology patents involve complex scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. We may be subject to litigation involving claims of patent infringement or violation of intellectual property rights of third parties. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

Although we sell a substantial portion of our products outside of China, the patents protecting parts of our energy recovery systems are issued in China. Our business, results of operations and financial condition could be materially and adversely affected if our sales outside China were to be restricted by intellectual property claims by third parties.

As of April 15, 2008, Shanghai Engineering had a total of five issued patents in China. We do not have, and have not applied for, any patent for our proprietary technologies outside of China although we have sold, and expect to continue to sell, a substantial portion of our products outside of China. Since the protection afforded by our patents is effective only in China, others may independently develop substantially equivalent technologies, or otherwise gain access to our proprietary technologies, and obtain patents for such intellectual properties in other jurisdictions, including the countries to which we sell our products. If any third parties are successful in obtaining patents for technologies that are substantially equivalent or the same as the technologies we use in our products in any of our markets before we do and enforce their intellectual property rights against us, our ability to sell products containing the allegedly infringing intellectual property in those markets will be materially and adversely affected. If we are required to stop selling such allegedly infringing products, seek license and pay royalties for the relevant intellectual properties, or redesign such products with non-infringing technologies, our business, results of operations and financial condition may be materially and adversely affected.

Our business strategy relies heavily on our ability to attract and retain highly qualified personnel, without whom we would be unable to maintain the quality of our services.

As our industry continues to grow, we expect increased competition for qualified personnel. In the event that we are unable to retain or attract the same level of qualified personnel as in the past on the current terms of employment, we may face higher labor costs or lower productivity. If our productivity or the quality of the services we provide decrease, our business may suffer negative consequences such as a reduction in our rate of securing and completing customer engagements. Increased costs of labor and reduced throughput would negatively affect our profitability.

Fluctuations in exchange rates could adversely affect our business.

A portion of our sales is currently denominated in U.S. dollars, with the remainder in Renminbi and Euros, while a substantial portion of our costs and expenses is denominated in U.S. dollars and Renminbi, with the remainder in Euros. Therefore, fluctuations in currency exchange rates could have a material adverse effect on our financial condition and results of operations. Fluctuations in exchange rates, particularly among the U.S. dollar, Renminbi and Euro, affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our financial statements are expressed in U.S. dollars but our functional currency is Renminbi. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the Renminbi against the U.S. dollar could result in a change to our income statement. On the other hand, a decline in the value of Renminbi against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the prices of our stock.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

As our manufacturing processes generate noise, wastewater, gaseous and other industrial wastes, we are required to comply with all national and local regulations regarding protection of the environment. We are in compliance with present environmental protection requirements and have all necessary environmental permits to conduct our business. However, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We believe that we have all necessary permits to conduct our business as it is presently conducted. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

We do not believe that our energy recovery systems are subject to emission standards applicable to fuel-burning boilers but if they were to be subject to such emission standards, we may incur additional costs in complying with them which may negatively impact our profitability.

There are emissions standards applicable to the operation of coal-burning, oil-burning or gas-fired boilers (China National General Standard GWPB 3-1999). We do not believe that these emission standards are applicable to the boilers included within our energy recovery systems because our boilers are not independently emitting any emissions as they are being heated by industrial processes as opposed by coal, oil or gas. If our energy recover systems were to become subject to these emission standards, we may need to change the design of our energy recovery systems to bring them into compliance with the emission standards which may increase our costs and negatively impact our profitability.

We operate in a competitive industry with several established and more horizontally integrated companies. It may be difficult to sustain our market share in the event of a decline in market conditions.

Our industry is competitive and rapidly changing. Future competitors may include international engineering companies and large domestic engineering companies. These competitors may have a material advantage in their financial, technical and marketing resources. Competition in the energy recovery industry may increase in the future, which could result in reduced pricing power and declining margins. We may be unable to successfully compete against future competitors, which would adversely affect our business and operations.

In our course of business, we expose ourselves to possible litigation associated with performing services on our customers' properties.

We perform installation services on our customers' properties and doing so can result in claims of property damage, breach of contract, harassment, theft, and other such claims. These claims may become time consuming and expensive, which would adversely affect our financial condition and the reputation of our business.

We are subject to risks related to warranty claims in excess of our warranty provisions or which are greater than anticipated due to the unenforceability of liability limitations.

We warrant the majority of our products for periods of one or two years. Defects may not become apparent until after the products have been sold and installed. Our standard warranties contain limits on damages and exclusions of liability for consequential damages and for misuse, alteration, accident or mishandling after the sale and installation. We record an accrual for estimated warranty costs as revenue is recognized. If our warranty provision accruals do not accurately reflect the actual cost of warranty related issues, we may incur additional expenses, which could adversely affect our business.

We have limited insurance coverage and may incur losses resulting from product liability claims or business interruptions.

While we historically have not been subject to any product liability claims, we are exposed to risks associated with such claims in the event that the use of the products we sell results in injury. We do not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. In addition, because the insurance industry in China is still in its early stages of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

A drop in the price of conventional energy sources may decrease the demand for our energy recovery systems and may negatively impact our sales and profitability.

Our energy recovery systems capture industrial waste energy which then can be reused in industrial processes or to produce electricity and thermal power. An energy recovery systems is expensive to purchase and install. We believe that our customers make purchasing decisions based on the economic feasibility of installing one of our energy recovery systems relative to using conventional energy and other alternative energy sources. Decreases in the prices of oil and other fossil fuels, utility electric rates, and other alternative energy sources could cause the demand for energy recovery systems to substantially decline, which would negatively impact our profitability.

If we do not generate the anticipated demand for our energy recovery systems, we may not continue to realize the necessary sales levels needed to reach or maintain profitability.

The market for energy recovery systems is relatively new and still evolving. The success of our products and services will depend on the cost effectiveness and the relative performance of our systems relative to conventional and other alternative energy technologies. If our products and services do not capture the necessary industry market share, we may not be able to generate sufficient revenue or sustain profitability.

Risks Related to Our Corporate Structure

In order to comply with Chinese laws limiting foreign ownership of Chinese companies, we conduct our business through Hi-tech by means of contractual arrangements with other Chinese companies that we do not own. If the Chinese government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected.

The Chinese government restricts foreign investment in the manufacturing business in China. Accordingly, we operate our business in China through our indirect wholly-owned Chinese subsidiary, Hi-tech, which in turn has entered into contractual arrangements with Shanghai Engineering and Shanghai Environmental for the design, manufacturing and installation of energy recovery systems. Shanghai Engineering, in turn, has entered into contractual agreements with Shanghai Si Fang, an entity owned and controlled by the Chinese government, pursuant to which Shanghai Engineering leases Vessel Works Division, a subsidiary of Shanghai Si Fang, which manufactures our energy recovery systems. Vessel Works Division holds the licenses and approvals necessary for such manufacturing. Hi-tech has contractual arrangements with Shanghai Engineering and Shanghai Environmental, and their respective shareholders, that allow Hi-tech to substantially control Shanghai Engineering and Shanghai Environmental. However, we cannot assure you that we will be able to enforce, retain or renew these contracts. Any failure to enforce, retain or renew these contracts or to enter into satisfactory substitute agreements with other manufacturers would likely mean that we would be unable to continue to manufacture and install energy recovery systems.

Although we believe that we comply with current Chinese laws and regulations related to foreign ownership of manufacturing operations, we cannot assure you that the Chinese government would agree that our contractual arrangements comply with Chinese licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the Chinese government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

Our contractual arrangements with Shanghai Engineering and Shanghai Environmental and their respective shareholders may not be as effective in providing control over these entities as direct ownership.

Because Chinese law limits foreign equity ownership in companies in China, we operate our business through affiliated Chinese companies, Shanghai Engineering and Shanghai Environmental. We have no equity ownership interest in Shanghai Engineering or Shanghai Environmental and rely on contractual arrangements to control and operate such entities and their business. These contractual arrangements may not be as effective in providing control as direct ownership. For example, Shanghai Engineering or Shanghai Environmental could fail to take actions required for our business despite their contractual obligation to do so. If Shanghai Engineering or Shanghai Environmental fail to perform under their agreements with us, we may have to rely on legal remedies under Chinese law to enforce them, which may not be effective. In addition, we cannot assure you that Shanghai Engineering or Shanghai Environmental's respective shareholders would always act in our best interests.

Risks Related to Doing Business in China

Our business is exposed to risks associated with the economic, environmental and political conditions in China because the substantial majority of our assets are located in China and the majority of our revenues are derived from our operations in China.

Because our headquarters and manufacturing facilities are located in China, our business is disproportionately exposed to the economic, environmental and political conditions of the region. The country’s political and economic systems are very different from more developed countries and uncertainties may arise with changing of governmental policies and measures. China also faces many social, economic and political challenges that may produce instabilities in both its domestic arena and in its relationship with other countries. These instabilities may significantly and adversely affect our performance. In addition, as the Chinese legal system develops, we cannot assure that changes in laws and regulations and their interpretation or their enforcement will not have a material adverse effect on our business operations. As a large portion of our target customers are also located in China and are subject to the aforementioned risks, our business may also be adversely affected by the effects of the conditions within the region upon them.

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

A majority of our business operations and sales are conducted and made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•  The amount of government involvement;

•  The level of development;

•  The growth rate;

•  The control of foreign exchange; and

•  The allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by companies in our target markets for energy recovery systems, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We conduct substantially all of our business through affiliated entities in China. These entities are generally subject to laws and regulations applicable to foreign investment in China. China's legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and China's legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China's political and economic conditions. On July 21, 2005, the Chinese government changed its policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in approximately 18% appreciation of the Renminbi against the U.S. dollar as of April 10, 2008 since the change in policy. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we received in the Financing into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

Certain portions of our revenues and expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under China's existing foreign exchange regulations, our Chinese subsidiary, Hi-tech, is able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange (the "SAFE") by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Foreign exchange transactions by our subsidiaries or under the capital account continue to be subject to significant foreign exchange controls and require the approval of China's governmental authorities, including the SAFE. In particular, if our subsidiaries borrow foreign currency loans from us or other foreign lenders, these loans must be registered with the SAFE, and if we finance our subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities including the Ministry of Commerce or its local counterparts. These limitations could affect the ability of our subsidiaries to obtain foreign exchange through debt or equity financing.

Our business benefits from certain Chinese government incentives. Expiration of, or changes to, these incentives could have a material adverse effect on our operating results.

The Chinese government has provided various incentives to high technology companies, including our affiliate Shanghai Engineering, in order to encourage development of the high technology industry. Such incentives include reduced tax rates and other measures. For example, Shanghai Engineering has been qualified as a "high or new technology enterprise." As a result, we are entitled to a preferential enterprise income tax rate of 15% so long as Shanghai Engineering continues to maintain its "high or new technology enterprise" status. We were entitled to a two-year exemption from the enterprise income tax for our first two profitable years of operation, which were 2005 and 2006. We thereafter are entitled to a 50% deduction of the income tax rate of 33%, which is a rate of 16.5% from January 2007 to December 31, 2009. As these tax benefits expire, our effective tax rate may increase significantly. We expect that a new Enterprise Income Tax ("EIT") law will replace the existing laws for Domestic Enterprises ("DEs") and Foreign Invested Enterprises ("FIEs") some time during 2008. The key changes are: (a) the new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs, except for companies with high or new technology enterprise status, which will pay a reduced rate of 15%, and (b) companies established before March 16, 2007 will continue to enjoy tax holiday treatment approved by local government for a grace period of the next five years or until the tax holiday term is completed, whichever is sooner. These companies will pay the standard tax rate as defined in point (a) above during the grace period. Because Shanghai Engineering was established before March 16, 2007, it is qualified to continue enjoying the reduced tax rate as described above. Since the detailed guidelines for this new tax law have not been published yet, we cannot determine the new tax rate (15% or 25%) applicable to Shanghai Engineering and its affiliates after the end of their respective tax holiday terms. Any increase in our enterprise income tax rate in the future could have a material adverse effect on our financial condition and results of operations.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of avian flu, SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. In 2005, there were reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases. Any prolonged recurrence of avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business operations. These could include our ability to travel or ship our products outside of China, as well as temporary closure of our manufacturing facilities. Such closures or travel or shipment restrictions would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

Risks Relating To Our Common Stock

There is not an active trading market for our common stock, and if a market for our common stock does not develop, our investors may be unable to sell their shares.

Our common stock is currently quoted on the OTC Bulletin Board trading system. The OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. The OTC Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors including:

•	The lack of readily available price quotations;

•	The absence of consistent administrative supervision of "bid" and "ask" quotations;

•	Lower trading volume;

•	Market conditions;

•	Technological innovations or new products and services by us or our competitors;

•	Regulatory, legislative or other developments affecting us or our industry generally;

•	Limited availability of freely-tradable "unrestricted" shares of our common stock to satisfy purchase orders and demand;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in our financial results.

In addition, the value of our common stock could be affected by:

•	Actual or anticipated variations in our operating results;

•	Changes in the market valuations of other companies operating in our industry;

•	Announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Adoption of new accounting standards affecting our industry;

•	Additions or departures of key personnel;

•	Introduction of new services or technology by our competitors or us;

•	Sales of our common stock or other securities in the open market;

•	Changes in financial estimates by securities analysts;

•	Conditions or trends in the market in which we operate;

•	Changes in earnings estimates and recommendations by financial analysts;

•	Our failure to meet financial analysts' performance expectations; and

•	Other events or factors, many of which are beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also significantly affect the market price of our common stock.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required either to sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

Because we do not intend to pay any dividends on our common stock, purchases of our common stock may not be suited for investors seeking dividend income.

We do not currently anticipate declaring and paying dividends to our stockholders in the near future. It is our current intention to apply any net earnings in the foreseeable future to the internal needs of our business. Prospective investors seeking or needing dividend income or liquidity from our common stock should, therefore, not purchase our common stock. There can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

We cannot assure you that we will list our common stock on NASDAQ or any other national securities system or exchange.

Although we intend to apply to list our common stock on NASDAQ or the American Stock Exchange in the future, we do not currently meet the initial listing standards of either of those markets and we cannot assure you that we will be able to qualify for and maintain a listing of our common stock on either of those markets or any other stock system or exchange in the future. Furthermore, in the case that our application is approved, there can be no assurance that trading of our common stock on such market will reach or maintain desired liquidity. If we are unable to list our common stock on NASDAQ, the American Stock Exchange or another stock system or exchange, or to maintain the listing, we expect that our common stock will be eligible to trade on the OTC Bulletin Board, maintained by NASDAQ, another over-the-counter quotation system, or on the "pink sheets," where an investor may find it more difficult, or impossible, to dispose of shares or obtain accurate quotations as to the market value of our common stock. Under such circumstances, the probability of reduced liquidity would hinder investors' ability to obtain accurate quotations for our common stock, and our common stock could become substantially less attractive to investors.

Securities analysts may not initiate coverage or continue to cover our common stock, and this may have a negative impact on our common stock's market price.

The trading market for our common stock will depend, in part, on the research and reports that securities analysts publish about us and our business. We do not have any control over these analysts. Currently there is no coverage of our common stock and there is no guarantee that securities analysts will cover our common stock in the future. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is downgraded, our stock price would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We have raised substantial amounts of capital in private placements, and if we fail to comply with the applicable securities laws, ensuing rescission rights or lawsuits would severely damage our financial position.

Our private placements consist of securities that were not registered under the Securities Act or any state "blue sky" law as a result of exemptions from such registration requirements. Such exemptions are highly technical in nature and if we inadvertently failed to comply with any of such exemptive provisions, investors could have the right to rescind their purchase of our securities and also sue for damages. If any investors were to successfully seek such rescission or prevail in any such suit, we could face severe financial demands that could have significant, adverse affects on our financial position. Future financings may involve sales of our common stock at prices below prevailing market prices on the OTC Bulletin Board or exchange on which our common stock is quoted or listed at that time, as well as the issuance of warrants or convertible securities at a discount to market price.

Our common stock is currently considered a "penny stock" and may be difficult to sell.

The SEC has adopted regulations which generally define a "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The last reported trade of our company stock on the OTC Bulletin Board was at a price below $5.00 and, accordingly, our common stock is currently considered a penny stock. The SEC's penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that before a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's agreement to the transaction. These rules may restrict the ability of brokers-dealers to sell our common stock and may affect the ability of investors to sell their shares, until our common stock no longer is considered a penny stock.

A significant amount of our common stock may be eligible for sale under Rule 144 promulgated under the Securities Act at different times in the future, and its sale could depress the market price of our common stock.

We do not believe that our stockholders are currently eligible to sell shares of our common stock under Rule 144 promulgated under the Securities Act but we expect that they may become eligible at different times during the year.

We estimate that stockholders holding approximately 40,000 shares of our common stock are currently eligible to sell their shares without restrictions. Provided that all applicable Rule 144 conditions are satisfied, we believe that stockholders holding the balance of our currently outstanding shares of common stock, approximately 25,443,000 shares, are eligible to sell their shares as early as April 21, 2009.

In addition, we have entered into registration rights agreements pursuant to which we have agreed to register an aggregate of 5,614,043 shares of our common stock underlying the Series A Convertible Preferred Stock and the warrants that we issued in the Financing, subject to future adjustments, and an aggregate of approximately 1,400,000 shares of common stock held by stockholders who acquired the shares from us while we were a shell company. If and when the registration statements, if any, covering such shares become effective, the covered shares of our common stock may be sold immediately. Sales of a significant number of shares of common stock in the public market could lower the market price of our common stock

A significant amount of common stock is subject to issuance upon the conversion of our Series A Convertible Preferred Stock and upon exercise of warrants to purchase common stock. The conversion, exercise and sale of these financial instruments could depress the market price of our common stock.

We have issued 7,874,241 shares of our Series A Convertible Preferred Stock currently convertible into approximately 3,645,482 shares of common stock at a conversion price of $2.16 per share, on a post-split basis and subject to certain adjustments. The Series A Convertible Preferred Stock is convertible at a holder's option at any time into an amount of shares of our common stock resulting from multiplying the then-effective conversion rate by the number of shares of Series A Convertible Preferred Stock being converted, subject to adjustment upon certain events.

We also issued warrants to purchase our common stock in the Financing and to a party that provided us with bridge financing on August 27, 2007. The warrants issued to the bridge lender on August 27, 2007 are exercisable at any time prior to their expiration date. The warrants issued in the Financing are exercisable starting six months after the closing of the Financing.

The following table sets forth the number of underlying shares of our common stock, the exercise price and the expiration date of all warrants outstanding as of April 15, 2008:

Number of shares underlying warrants	Exercise Price	Expiration Date
57,870	$2.16	August 27, 2010
1,968,561	$2.58	April 15, 2013

Sales of a significant number of shares of our common stock in the public market after the conversion or exercise of these securities could lower the market price of our common stock.

Risks Relating To Our Company

Mr. Wu Qinghuan, one of our directors and our Chairman of the Board and Chief Executive Officer, may have potential conflicts of interest with us, which may adversely affect our business, and beneficially owns a significant number of shares of our common stock, which will have an impact on all major decisions on which our stockholders may vote and which may discourage an acquisition of our Company.

Mr. Wu, who is one of our directors and our Chairman of the Board and Chief Executive Officer, is also an Executive Director of each of Shanghai Engineering and Shanghai Environmental. Conflicts of interests between his duties to our company and Shanghai Engineering or Shanghai Environmental may arise. As Mr. Wu is a director and executive officer of our company, he has a duty of loyalty and care to us under Delaware law when there are any potential conflicts of interests between our company and Shanghai Engineering and Shanghai Environmental. We cannot assure you that when conflicts of interest arise, Mr. Wu will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, Mr. Wu could violate his legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Mr. Wu, we would have to rely on legal proceedings, which could disrupt our business.

Currently, Mr. Wu Qinghuan directly owns approximately 45% of our currently outstanding common stock (including the shares escrowed in the Share Exchange; and beneficially together with his spouse approximately 78%). In addition, he is also one of our directors and our Chairman of the Board and Chief Executive Officer. The interests of Mr. Wu may differ from the interests of other stockholders. As a result, Mr. Wu will have the ability to significantly impact virtually all corporate actions requiring stockholder approval, vote, including the following actions:

•	Election of our directors;

•	The amendment of our organizational documents;

•	The merger of our company or the sale of our assets or other corporate transaction; and

•	Controlling the outcome of any other matter submitted to the stockholders for vote.

Mr. Wu's beneficial stock ownership may discourage potential investors from investing in shares of our common stock due to the lack of influence they could have on our business decisions, which in turn could reduce our stock price.

We are subject to the reporting requirements of the federal securities laws, which impose additional burdens on us.

We are a public reporting company and accordingly subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002. As a public company, we expect these new rules and regulations to increase our compliance costs in the future and to make certain activities more time consuming and costly.

We incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the Financial Industry Regulatory Authority. We expect that these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404. However, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management's assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

As a public company, these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act, when applicable to us. Some members of our management team have limited or no experience operating a company whose securities are traded or listed on an exchange, and with SEC rules and requirements, including SEC reporting practices and requirements that are applicable to a publicly-traded company. We may need to recruit, hire, train and retain additional financial reporting, internal controls and other personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, when applicable, we may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which could harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide financial reports or prevent fraud, our business reputation and operating results could be harmed. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Our Amended and Restated Certificate of Incorporation authorizes our board of directors to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock or delay or prevent a change in control.

Our board of directors has the authority to fix and determine the relative rights and preferences of our preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. In addition, our issuing preferred stock could have the effect of delaying or preventing a change in control.

2. FINANCIAL INFORMATION

Management's Discussion and Analysis of Financial Condition and Results of Operation

The following discussion and analysis of the results of operation and financial condition of the Company for the years ended December 31, 2007 and 2006 should be read in conjunction with the financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the captions "Risk Factors," "Cautionary Notice Regarding Forward Looking Statements" and "Business" in this Current Report on Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

On April 15, 2008, the Company consummated a share exchange with the stockholders of Poise. The share exchange transaction is described in more detail above in this Current Report on Form 8-K under the caption “Closing of the Share Exchange”. As a result of the Share Exchange, our new business operations consist of those of Poise’s Chinese subsidiary, Hi-tech, which is principally engaged in designing, marketing, licensing, fabricating, implementing and servicing industrial energy recovery systems. Poise was incorporated on November 23, 2007 under the laws of British Virgin Islands. High-tech was incorporated under the laws of the Hong Kong Special Administration Region, China on January 4, 2002. Hi-tech carries out its operations mainly through Shanghai Engineering and its manufacturing activities at the facilities in Shanghai, China leased by Shanghai Engineering.

The energy recovery systems that the Company produces capture industrial waste energy for reuse in industrial processes or to produce electricity and thermal power, thereby allowing industrial manufacturers to reduce their energy costs, shrink their emissions and generate sellable emissions credits. Hi-tech and Shanghai Engineering have primarily sold energy recovery systems to chemical manufacturing plants to reduce their energy costs by increasing the efficiency of their manufacturing equipment. Hi-tech, through Shanghai Engineering, has installed more than 100 energy recovery systems throughout China and in a variety of international markets.

Critical Accounting Policies and Estimates

Our management's discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are more fully described in Note 2 to our consolidated financial statements under Item 9.01 of this Current Report on Form 8-K, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis:

Consolidation of Variable Interest Entities

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities, an interpretation of ARB No. 51 ("FIN 46R"), variable interest entities are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All variable interest entities with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of such variable interest entities. The primary beneficiary is required to consolidate the variable interest entities for financial reporting purposes.

We have concluded that Shanghai Engineering, Vessel Works Division (the leased manufacturing facilities), Shanghai Zhuyi Industry Co., Ltd. (“Zhuyi”), a former affiliated company liquidated in July 2007 originally formed to derive tax benefits, Shanghai Haiyin Hi-Tech Engineering Co., Ltd. (“Haiyin”) a former affiliated company liquidated in February 2008 originally formed to derive tax benefits, and Shanghai Environmental are variable interest entities and that Poise and Hi-tech are the primary beneficiaries. Under the requirements of FIN 46R, Poise and Hi-tech consolidated the financial statements of Shanghai Engineering, Vessel Works Division, Zhuyi, Haiyin and Shanghai Environmental. As all companies are under common control (see Note 1 to our consolidated financial statements), the consolidated financial statements have been prepared as if the share exchange and Financing had occurred retroactively. We have eliminated intercompany items from our consolidated financial statements.

Allowance for Doubtful Accounts

We regularly review aging of receivables and changes in payment trends by our customers, and record a reserve when we believe collection of amounts due are at risk. We write off accounts that we consider uncollectible.

Inventories

Inventories constitute a majority of our current assets as reflected in our balance sheets as of December 31, 2006 and December 31, 2007. The manner in which we estimate the value of our inventories is a significant component in determining the carrying value of our inventories.

Inventories consist of raw materials and work in progress and are stated at the lower of cost or market value. Costs of work in progress include direct labor, direct materials, and production overhead before the products are ready for sale.

We determine the market value of our inventory by assessing current market prices as of the reporting date. If the market value is higher than our purchase price, we report the amount of the inventories at the original purchase price, and if the market value is lower than our purchase price, then we write-off the difference between our purchase price and the market value to the net realizable value.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets with 5% residual value for equipment.

Revenue Recognition

We derive revenue principally from sales of our energy recovery systems, provision of design services and EPC services. Revenue from product sales is generally recognized when products are shipped, title and risk of ownership have passed, the price to the buyer is agreed, and collectability is reasonably assured. Sales revenue represents the invoiced value of products, less returns and discount and net of value-added tax. Revenue from design services is recognized when the services are provided. EPC services involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. EPC contracts usually last more than one accounting period and are accounted using percentage of completion method based on the percentage of actual costs incurred to date in relation to total estimated costs for each contract.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is expected to have no material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 is expected to have no material impact on the Company’s consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations" ("SFAS 141R"). SFAS No. 141R replaces SFAS No. 141, "Business Combinations" ("SFAS 141"). SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

Results of Operations

Comparison of Years Ended December 31, 2007 and December 31, 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of revenues:

	Years ended December 31,
	2007		2006
	Amount	% of Revenues	Amount	% of Revenues
	(in dollars, except percentages)

REVENUES	11,846,892	100.00%	5 ,456,683	100.00%

COST OF SALES	9,718,424	82.03%	4,471,900	81.95%

GROSS PROFIT	2,128,468	17.97%	984,783	18.05%

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,365,321	11.52%	1,014,458	18.59%

INCOME (LOSS) FROM OPERATIONS	763,147	6.44%	(29,675)	-0.54%

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	11,259	0.10%	53,736	0.98%
Interest expense, net	(42,446)	-0.36%	(40,219)	-0.74%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	731,960	6.18%	(16,158)	-0.30%

PROVISION FOR INCOME TAXES	91,041	0.77%	47,413	0.87%

NET INCOME (LOSS)	640,919	5.41%	(63,571)	-1.17%

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	(201,560)	-1.70%	74,961	1.37%

COMPREHENSIVE INCOME	439,359	3.71%	11,390	0.21%

Revenues. Our revenues include revenues from sales of energy recovery systems, provision of design services and EPC services. Revenues increased to $11,846,892 for the year ended December 31, 2007 as compared to $5,456,683 for the year ended December 31, 2006, an increase of $6,390,209 or 117.11%. The increase is attributable to the increase in both contract values and sales volume of energy recovery systems and the Company having offered EPC services in 2007 while none in 2006. Management believes that sales will continue to grow because the Company has secured orders for future periods and is among the few competitors in the industry with the necessary engineering capability to satisfy the recent growing market demand for larger energy recovery systems.

Cost of Sales. Cost of sales increased to $9,718,424 for the year ended December 31, 2007, as compared to $4,471,900 for the year ended December 31, 2006, an increase of $5,246,524 or 117.32%. The increase in cost of sales is proportional to the corresponding 117.11% increase in our revenues for 2007 as compared to our revenues for 2006. Based on the current market situation, management expects the price of steel, which is the main raw material for manufacturing our products, to rise in 2008. Management also expects the prices of other materials to rise in 2008 due to overall market inflation. Thus, the costs of sales are expected to increase. Management expects that the Company will be able to adjust the prices of its products and services to manage increased raw materials costs and minimize the impact on the Company's results of operations.

Gross Profit. As a result, gross profit was $2,128,468 for the year ended December 31, 2007 as compared to $984,783 for the year ended December 31, 2006, representing gross margins of approximately 17.97% and 18.05%, respectively. The slight decrease in our gross margin was mainly due to our offering EPC services in 2007, based on customers’ demands, which have larger contract values and a lower gross profit percentage. The Company did not offer EPC services in 2006.

Selling, General and Administrative Expenses. Selling, general and administrative expenses increased to $1,365,321 for the year ended December 31, 2007, as compared to $1,014,458 for the year ended December 31, 2006, an increase of $350,863 or 34.59%. The increase in selling, general and administrative expenses is mainly attributable to increased wages, increased allowance for doubtful accounts, increased depreciation, and increased selling and distribution expenses. As a result of improved operational efficiency, such operating expenses do not necessarily increase in proportion to the increase of sales and there are economies of scale as the Company continues to secure orders with larger contract values.

Income from Operations. As a result of the above, income from operations totaled $763,147 for the year ended December 31, 2007 as compared to a loss of $29,675 for the year ended December 31, 2006, an increase of $792,822. As a percentage of revenues, income from operations was 6.44% for the year ended December 31, 2007 as compared to -0.54% for the year ended December 31, 2006. The increase in operating margin is mainly attributable to increased sales and improved operational efficiency.

Non-operating Income. Non-operating income decreased to $11,259 for the year ended December 31, 2007 as compared to $53,736 for the year ended December 31, 2006, a decrease of $42,477 or 79.05%. This decrease resulted mainly from our writing off approximately $38,500 of accounts payables aged over three years in 2006.

Interest Expenses. Interest expenses increased to $42,446 for the year ended December 31, 2007, as compared to $40,219 for the year ended December 31, 2006, an increase of $2,227 or 5.54%. The increase in interest expenses is attributable to the foreign currency translation difference due to the appreciation of the Renminbi over the U.S. dollar and an increase in interest rates for short-term bank loans from 2006 to 2007.

Income before Provision for Income Taxes. As a result of the foregoing, income before provision for income taxes was $731,960 for the year ended December 31, 2007 as compared to a loss of $16,158 for the year ended December 31, 2006, an increase of $748,118. The increase in income before provision for income taxes is attributable to increased contract values, increased sales volume and improved operational efficiency.

Income Taxes. Income taxes were $91,041 for the year ended December 31, 2007 as compared to $47,413 for the year ended December 31, 2006, an increase of $43,628 or 92.02%. The increase was mainly because the Vessel Works Division had net income for the year ended December 31, 2007 as compared to a net loss for the year ended December 31, 2006. The Vessel Works Division is subject to a 33% enterprise income tax rate.

Net Income. As a result of the foregoing, net income increased to $640,919 for the year ended December 31, 2007 as compared to a net loss of $63,571 for the year ended December 31, 2006, an increase of $704,490. The increase in net income is attributable to increased contract values, increased sales volume and improved operational efficiency. Management believes that net income will continue to increase because it is expected that we will secure more new orders as the growing domestic market in China has recognized our strong engineering capability and we are also expanding our export sales to international markets in Northern and Southeast Asia, the Middle East and Africa. We are also continuing our efforts in improving operational efficiency.

Liquidity and Capital Resources

Cash Flows

The following table sets forth a summary of our cash flows for the years indicated below:

	Year ended December 31,
	2007	2006
	(in dollars)

Net cash provided by / (used in) operating activities	1,335,115	(165,228)
Net cash provided by / (used in) investing activities	(953,267)	8,118
Net cash provided by / (used in) financing activities	(160,546)	(413,171)
Effect of exchange rate changes on cash and cash equivalents	26,358	12,708
Net increase / (decrease) in cash and cash equivalents	247,660	(557,573)
Cash and cash equivalents at the beginning of year	147,605	705,178
Cash and cash equivalents at the end of year	395,265	147,605

Operating Activities

Net cash provided by operating activities was $1,335,115 in the year ended December 31, 2007 compared with net cash used in operating activities of $165,227 in the same period in 2006. The increase of $1,500,342 in operating activities is mainly attributable to an increase of net income and an increase of customer deposits as a result mainly of the significant increase of the number of new contracts signed and corresponding contract values in 2007 compared to 2006. Other reasons include better management of accounts payable and accounts receivable.

Investing Activities

Net cash used in investing activities was $953,267 in the year ended December 31, 2007 compared to net cash provided by investing activities of $8,118 in the same period in 2006. The increase of $961,385 in investing activities is mainly attributable to an increased purchasing of manufacturing equipment to expand production capacity and additional payments to a shareholder.

Financing Activities

Net cash used in financing activities was $160,546 in the year ended December 31, 2007 compared to $413,171 in the same period in 2006, a decrease of $252,625. This is mainly attributable to dividend distribution to a shareholder.

On January 8, 2007, we borrowed 2,200,000 Renminbi (approximately $282,040 on the loan issuance date) on a short-term bank loan for working capital purposes from Bank of Shanghai, Baiyu Branch. The term of the loan was for less than one year. The loan agreement provided for quarterly interest payments at an interest rate of 7.04% per annum, maturing in December 2007. We repaid the loan before December 31, 2007.

On December 29, 2005, we borrowed 2,200,000 Renminbi (approximately $272,580 on the loan issuance date) on a short-term bank loan for working capital purposes from Bank of Shanghai, Hutai Branch. The term of the loan was for less than one year. The loan agreement provided for quarterly interest payments at an interest rate of 5.58% per annum, maturing in December 2006. We repaid the loan before December 31, 2006.

Contractual Obligations

The following table sets forth our contractual obligations and commercial commitments as of December 31, 2007:

Payment Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
(in thousands of dollars)
Contractual Obligations:	-	-	-	-	-
Bank Indebtedness	-	-	-	-	-
Other Indebtedness	-	-	-	-	-
Capital Lease Obligations	-	-	-	-	-
Operating Leases	696	348	348	-	-
Purchase Obligations	-	-	-	-	-
Total Contractual Obligations:	696	348	348	-	-

The operating leases amounts include the leases for our main office and manufacturing facilities. The lease for our main office is on a fixed repayment basis and does not include contingent rentals. The lease for the manufacturing facilities under the cooperative manufacturing agreement with Shanghai Si Fang is also on a fixed repayment basis and described in more detail above in Item 2.01 of this Current Report on Form 8-K under the caption “Organizational Structure and Subsidiaries.”

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as stockholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosures about Market Risk

The Company does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. As of December 31, 2007, we had $395,265 in cash. A hypothetical 5% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. A substantial portion of our sales is denominated in Renminbi or other currencies. As a result, changes in the relative values of U.S. Dollars, Renminbi and other currencies affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates, particularly between the U.S. dollar and Renminbi, affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange rate risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into Renminbi, the functional currency of our operating business. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of stockholders’ equity. We recorded net foreign currency loss of $201,560 and net foreign currency gain of $74,961 in the years ended December 31, 2007 and 2006 respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is Renminbi. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and Renminbi. To the extent we hold assets denominated in U.S. dollars, any appreciation of the Renminbi against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of Renminbi against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

3. PROPERTIES

Through a contractual arrangement with Shanghai Engineering, our subsidiary Hi-tech currently operates a manufacturing facility in Shanghai, China. The facility occupies approximately 10 acres (4 hectares) of land with 191,300 square feet of manufacturing space and storage. The manufacturing equipment includes cranes, press bending machines, cutting machines, welding machines, lathes, air compressors and other equipment. Shanghai Engineering does not own the manufacturing facility but operates it pursuant to the terms of a cooperative manufacturing agreement with Shanghai Si Fang. Pursuant to the agreement, Shanghai Si Fang leases its subsidiary Vessel Works Division to Shanghai Engineering. The manufacturing facility and equipment are in good working condition and we expect them to meet our capacity need for 2008. We are planning to build a new manufacturing plant to meet an anticipated growing capacity need. Our "products" and "EPC" segments, as reported in our consolidated financial statements, use the described manufacturing facilities while our "services" segment does not.

4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our common stock and Series A Convertible Preferred Stock constitute our only voting securities. Holders of our common stock and Series A Convertible Preferred Stock vote together as a single class. As of April 18, 2008, we had 25,483,034 shares of common stock and 7,874,241 shares of Series A Convertible Preferred Stock issued and outstanding. Each holder of Series A Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of common stock into which such holder's aggregate number of shares of Series A Convertible Preferred Stock is convertible immediately after the close of business on the applicable record date.

The following table set forth as of April 18, 2008 the beneficial ownership of our common stock by (a) each person or group of persons known to us to beneficially own more than 5% of our outstanding shares of common stock, (b) each of our directors and named executive officers and (c) all of our directors and named executive officers as a group. None of the fore-going persons hold any shares of our Series A Convertible Preferred Stock.

Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our common stock subject to options or warrants currently exercisable or exercisable within 60 days after the date hereof are deemed outstanding, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The address of each individual named below is 7F, De Yang Garden, No. 267 Qu Yang Road, Hongkou District, Shanghai, Shanghai, China 200081.

Name of beneficial owner	Amount and nature of beneficial ownership	Percent of common stock outstanding

Directors and executive officers
Wu Qinghuan (1)	11,454,254	48.87%
Chen Qi (2)	-0-	-0-%
Richard Liu (3)	-0-	-0-
Zhou Jialing(4)	8,302,836	32.58%

All named executive officers and directors as a group (4 persons)	20,757,090	81.45%

5% stockholders
Wu Qinghuan (1)	11,454,254	48.87%
Zhou Jialing (4)	8,302,836	32.58%

(1)
Mr. Wu is a director and our Chairman of the Board and Chief Executive Officer. Includes 1,067,508 shares of  common stock escrowed in the Share Exchange. Does not include 8,302,836 shares of common stock held by Mrs. Zhou Jialing, Mr. Wu's spouse, over which Mrs. Zhou has sole voting and investment power.

(2)	Mr. Chen is our General Manager.

(3)	Mr. Liu is our Chief Financial Officer.

(4)
Mrs. Zhou is a director. Includes 711,672 shares of common stock escrowed in the Share Exchange. Does not include 11,454,253.7 shares of common stock held by Mr. Wu Qinghuan, Ms. Zhou's spouse, over which Mr. Wu has sole voting and investment power.

5. DIRECTORS AND EXECUTIVE OFFICERS

Identity and Background of Our Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers presented as of the date of this Current Report on Form 8-K.

Name	Age	Position
Mr. Wu Qinghuan	62	Chairman of the Board, Chief Executive Officer and Director
Mr. Chen Qi	38	General Manager and Director
Mr. Richard Liu	34	Chief Financial Officer
Mrs. Zhou Jialing	54	Director

Mr. Wu Qinghuan has been a director, the Chairman of our Board and our Chief Executive Officer since April 2008. He has devoted his 39-year career to the design and production of waste heat boilers and energy recovery systems, and related technological development. Mr. Wu has been the Executive Director of Hi-tech, which was founded in January 2002, Shanghai Engineering, which was founded in July 1999, and Shanghai Environmental, which was founded in May 2007, since their inceptions. Between 1992 and 2004, Mr. Wu founded or held positions with numerous companies and research institutes whereby he developed significant expertise related to the energy recovery business. He was the founder and President of Zhangjiagang Hai Lu Waste Heat Boiler Research Institute between 1992 and 1998, the Executive Director of Kunshan Kun Lun Hi-technology Engineering Co., Ltd. between 1996 and 2004 and the founder and Executive Director of Zhangjiagang Hai Lu Kun Lun Hi-Technology Engineering Co., Ltd. between 1997 and 2001. Before that, Mr. Wu worked for 23 years as a research engineer at the Nanjing Chemical Industry Research Institute, the largest research institute under the Chinese Ministry of Chemical Industry, between 1969 and 1992. Mr. Wu has served as the executive member of the Chinese Sulfur Industry Association since 1999 and been responsible for waste heat recovery technology development for the industry. Mr. Wu was granted the China National Science and Technology Advancement Award and Technology Award of the Chinese Ministry of Chemical Industry for his technological innovation in the waste heat recovery field. Mr. Wu holds a bachelor degree in Process Equipment and Control Engineering from Beijing University of Chemical Technology, Beijing, China.

Mr. Chen Qi has been our General Manager and a director since April 2008. He is also the General Manager of our affiliated company Shanghai Engineering, a position he has held since May 2007. Mr. Chen joined Shanghai Engineering in 1997 as a member of its design, engineering, and sales departments. Before joining Shanghai Engineering, he served as a trader for the Xiamen Trading and Development Co. for six years. Mr. Chen holds a bachelor degree in engineering from Xiamen University, Xiamen, China.

Mr. Richard Liu has been our Chief Financial Officer since April 2008. He has experience serving as a senior executive for numerous private and public U.S. and Chinese companies. From October 2006 to March 2008, Mr. Liu was the Chief Executive Officer and a director of China National Credit Information Services, Inc. (Sinocredit), a credit advisory company. Before that, he co-founded and served as Vice President of Finance and Operations and a director of PanPacifics Technology Holding Limited, an on-demand global trade management software developer for the Chinese market, between August 2004 and September 2006. Mr. Liu served as the Director of Finance for Kiwa Bio-Tech Products Group Corp. (OTCBB: KWBT), a developer, manufacturer, distributor and marketer of bio-technological products for agricultural, natural resources and environmental conservation, between September 2003 and August 2004. Before that, he was an assistant Chief Financial Officer for YesMobile Holdings Company Limited, a Chinese wireless technology company, between July 2000 and July 2001. Mr. Liu began his career at Arthur Andersen, LLP, a public accounting firm, where he worked from August 1996 to July 2000. Mr. Liu holds an MBA degree from the UCLA Anderson School of Management and a bachelor’s degree in hotel management from Shanghai Jiao Tong University, Shanghai, China. Mr. Liu is also a member of the Chinese Institute of Certified Public Accountants (CICPA).

Mrs. Zhou Jialing has been a director since April 2008. She is also a director of Hi-tech and has served in such position since Hi-tech's inception in January 2002. Mrs. Zhou also serves as the controller of Shanghai Engineering, a position she has held since Shanghai Engineering's inception in July 1999. She served as the controller for Zhangjiagang Hai Lu Waste Heat Boiler Research Institute between 1992 and 1998 and for Zhangjiagang Hai Lu Kun Lun Hi-Technology Engineering Co., Ltd. between 1997 and 2001. Between 1972 and 1992, she was a computer system analyst at the Nanjing Chemical Industry Research Institute, the largest research institute under the Chinese Ministry of Chemical Industry.

Mr. Wu Qinghuan, Mr. Chen Qi and Mrs. Zhou Jialing became directors pursuant to the terms of the Share Exchange Agreement whereby we agreed to increase the size of our board of directors to five and allow the selling Poise stockholders to appoint four out of the five directors effective upon closing of the Share Exchange or, if applicable, 10 days after the filing of a Schedule 14f-1 information statement. In addition, we agreed to allow the selling Poise stockholders to appoint our executive officers.

Family Relationships

Mr. Wu Qinghuan, a director and our Chairman of the Board and Chief Executive Officer, and one of our directors, Mrs. Zhou Jialing, who also is a director of Hi-tech and an employee of Shanghai Engineering, are husband and wife.

Legal Proceedings

We are unaware of any directors or executive officers who have, during the past five years:

(a) Had any bankruptcy petition filed by or against, or a receiver, fiscal agent or similar officer appointed by a court for, the property of such person or a business for which such person was a general partner or executive officer either at the time of the filing or appointment or within two years prior to that time;

(b) Been convicted in a criminal proceeding or subject to a pending criminal proceeding;

(c) Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

(d) Been found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

6. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding annual and long-term compensation with respect to our fiscal years ended December 31, 2006 and December 31, 2007, paid or accrued by us to or on behalf of those persons who were, during the fiscal year ended December 31, 2006 or December 31, 2007, our principal executive officer and our two most highly compensated executive officers serving as such as of December 31, 2007 whose compensation was in excess of $100,000, and up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers as of December 31, 2007. We also refer to these individuals herein as our "named executive officers."

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualifying deferred compensation earnings ($)	All other compensation ($)	Total ($)

Wu Qinghuan, current Chief Executive Officer	2006	3,770	-0-	-0-	-0-	-0-	-0-	3,833(1)	7,603
	2007	3,957	-0-	-0-	-0-	-0-	-0-	4,033(1)	7,980

Michael Kurdziel, former Chief Executive Officer	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	87,930(2)	-0-	-0-	-0-	-0-	-0-	-0-	87,930(2)

Richard Gammill,, former Chief Executive Officer	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Chen Qi, General Manager	2006	3,016	9,550	-0-	-0-	-0-	-0-	3,833(1)	16,399
	2007	3,759	9,431	-0-	-0-	-0-	-0-	4,033(1)	17,223

Richard Liu, Chief Financial Officer	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2007	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1) Represents cost for automobile benefit.
(2) Amount was not paid in 2007. In 2008, this obligation was assumed by MMA Acquisition Company.

No other annual compensation (including a bonus or other form of compensation) or long-term compensation, including restricted stock awards, securities underlying options, LTIP payouts, or other form of compensation, was paid to Mr. Gammill or Mr. Kurdziel during these periods.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We currently do not have any employment contracts, or termination of employment and change-in-control arrangements with our named executive officers. We are currently in negotiations with Mr. Wu Qinghuan, our Chairman of the Board and Chief Executive officer, to renew his employment agreement with Shanghai Engineering that expired at the end of 2007. Under his expired employment agreement, Shanghai Engineering employed Mr. Wu as its Executive Director for a term of two years with an annual salary of 30,000 Renminbi (approximately $4,300 as of April 20, 2008).

On July 1, 2007, the Company entered into a consulting agreement with Mr. Michael Kurdziel, our then-Chief Executive Officer. The consulting agreement provided that Mr. Kurdziel will consult with the Company on an ongoing basis. Under the terms of the agreement, Mr. Kurdziel was to be compensated at the rate of $17,586 per month and reimbursed for reasonable out-of-pocket expenses. The consulting agreement had an initial term of three months with automatic monthly renewals and the consulting agreement was terminated on November 30, 2007. The accrued expense for Mr. Kurdziel as of December 31, 2007 was $87,930, of which $17,586 was capitalized to deferred acquisition costs. Mr. Kurdziel has deferred repayment of all travel and entertainment expenses related to his role as Chief Executive Officer and his work to secure funding. In 2008, all obligations to Mr. Kurdziel under his consulting agreement were assumed by MMA Acquisition Company in connection with the asset sale further described in Section 7 of Item 2.01 of this Current Report on Form 8-K.

On April 15, 2008, the Company entered into a consulting agreement with Mr. Richard Liu, our Chief Financial Officer. The consulting agreement provided that Mr. Liu will provide consulting services to the Company as our interim Chief Financial Officer. The term of the agreement expires on July 15, 2008. Under the terms of the agreement, Mr. Liu will receive 65,000 Renminbi per month and is eligible to receive a one-time cash bonus of up to 100,000 Renminbi upon meeting certain achievement thresholds. Mr. Liu is also eligible to receive options to purchase 25,000 shares of our common stock at an exercise price of $2.16 equal to the fair market value on the grant date provided that (a) the Company adopts an equity incentive plan, (b) the Company's board of directors approves the grant, and (c) other conditions set forth in an option agreement.

Retirement Plans and Employee Benefits

Our Chinese subsidiaries and our affiliated companies are required to provide certain employee benefits to their respective employees under Chinese law as described below.

•
Local employee (residents of Shanghai, China). As stipulated by the relevant laws and regulations for companies operating in Shanghai, these companies are required to maintain a city-sponsored defined contribution employee benefit plans for all of their employees who are residents of Shanghai. The companies contribute to the city sponsored plan for each of their local employees and have no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The city sponsored plan is responsible for the entire pension and other benefit obligations payable for all past and present employees. The cost to each of the companies under the plan are: (a) pension and retirement benefit in the amount of 22% of the base salary of each employee, (b) medical insurance in the amount of 12% of the base salary of each employee, (c) unemployment insurance in the amount of 2% of the base salary of each employee, (d) injury insurance in the amount of 0.5% of the base salary of each employee, and (e) maternity insurance in the amount of 0.5% of the base salary of each employee. In addition, companies operating in Shanghai must also pay 7% of the base salary of each employee to a housing provident fund.

•
Employee from outside of Shanghai, China. For employees who are not the residents of Shanghai, as stipulated by the relevant laws and regulations for companies operating in the Shanghai, the employer company is required to contributes to a city sponsored comprehensive insurance plan in an amount equal to 12.5% of benchmark number consisting of 60% of the last year monthly average salary of the entire workforce in Shanghai (including the companies' employees).

•
Outsourced employees. We have entered into an agreement with a human resource service company to outsource the employees for manufacturing. The human resource service company will be responsible for the comprehensive insurance for these employees.

•	Senior management. Our Chinese subsidiaries and our affiliated companies pay the premiums for accident insurances for a few member of their respective senior management.

Director Compensation

Members of our board of directors do not receive equity or cash compensation for their services as directors, although some directors are reimbursed for reasonable expenses incurred in attending board of director or committee meetings.

7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transaction

From time-to-time, our Chinese subsidiaries and affiliated companies have entered into various transactions with Mr. Wu Qinghuan, one of our directors and our Chairman of the Board and Chief Executive Officer. The table below sets forth as of December 31, 2007 and 2006 the amounts we owed to or had due from Mr. Wu.

	2007	2006
Receivable from shareholder, Mr. Wu	$463,663	$1,250,547
Park, a company 7% owned by Mr. Wu and Mrs. Zhou Jialing
Account receivable	$572,036	$-
Customer deposit	$-	$185,174

The receivable from shareholder consists of various advances that our Chinese subsidiaries and affiliated companies have made from time-to-time to Mr. Wu for business convenience purpose which occurred before the Share Exchange. Such advances are due on demand and do not bear interest.

Mr. Wu and his wife jointly hold an approximately 7% interest in Zhejiang Jia Hua Industrial Park Investment Development Co., Ltd. ("Park"). The account receivable from Park as of December 31, 2007 represents an amount due to us for products and services that we provided to it in 2007. We installed an energy recovery system for sulfuric manufacturing in Park's manufacturing facilities for a purchase price of approximately $563,228. We also conducted an EPC project for Park valued at approximately $338,210 and performed miscellaneous services.

The customer deposit received in 2006 represents revenues from deposits made by Park for products purchased in 2006 but that were delivered and installed in 2007.

Effective as of January 9, 2008, the Company issued an Amended and Restated Senior Secured Promissory Note in the principal amount of $250,000 to Tapirdo Enterprises, LLC. The note is due on demand and must be repaid by the issuance of 3,333,333 shares of our common stock (on a pre-1-for-2 reverse stock split basis). Tapirdo Enterprises, LLC is owned and controlled by Adam Roseman who on January 9, 2008, along with entities affiliated with Mr. Roseman and after taking into account the shares of common stock issuable upon conversion of the Amended and Restated Senior Secured Promissory Note, owned or controlled approximately 49% of the outstanding shares of the Company's common stock. On January 9, 2008, we repaid the note in full by the issuance of 3,333,333 shares of our common stock (on a pre-1-for-2 reverse stock split basis).

On January 25, 2008, we entered into and closed an Asset Purchase Agreement with MMA Acquisition Company, a Delaware corporation, pursuant to which we sold substantially all of our assets to MMA Acquisition Company in exchange for MMA Acquisition Company's assuming a substantial majority of our outstanding liabilities. The transferred assets consisted of letters of intent for the proposed acquisitions of each of MMAWeekly.com, dated June 9, 2007, and Blackbelt TV, Inc., dated July 16, 2007, and all shares of common stock in Blackbelt TV, Inc. we owned, among other things. The total book value of the assets acquired was approximately $317,000. The assumed liabilities consist of accounts payable, convertible debt, accrued expenses and shareholder advances of approximately $360,000. MMA Acquisition is owned by ARC Investment Partners, LLC, one of our significant stockholders, and MMA Acquisition's sole director and officer is Michael Kurdziel, who was also our sole director and our Chief Executive Officer at the time of the closing of the sale. ARC Investment Partners, LLC is controlled by Adam Roseman who, along with entities affiliated with Mr. Roseman, including ARC Investment Partners, LLC, owned or controlled approximately 28% of our outstanding shares of common stock at the time of the sale. Michael Kurdziel is a Managing Director of ARC Investment Partners, LLC and owned or controlled approximately 6% of our outstanding shares of common stock at the time of the sale.

On January 24, 2008, we entered into a Consulting Agreement with ARC Investment Partners, LLC pursuant to which we engaged ARC Investment Partners, LLC to provide the Company with various sales, marketing and other advisory services in connection with the Share Exchange and Financing, among others. As compensation for the services to be rendered by ARC Investment Partners, LLC under the Consulting Agreement, we agreed to: (a) issue to ARC Investment Partners, LLC a warrant to purchase 4,169,951 shares of our common stock (on a pre-1-for-2 reverse stock split basis) at an exercise price of $1.08 per share; and (b) pay to ARC Investment Partners, LLC a one-time cash fee of $500,000 upon the successful listing of our company on NASDAQ or the American Stock Exchange on or before the first anniversary of the date of the Consulting Agreement, so long as we have received a total equity investment of at least $20 million following the execution of the Consulting Agreement and prior to the first anniversary of the date of the Consulting Agreement. ARC Investment Partners, LLC's relationship to the Company is described above. On March 31, 2008, the parties agreed to terminate the Consulting Agreement with immediate effect and cancel the warrant.

On January 18, 2008, we entered into a registration rights agreement with a total of 18 stockholders who acquired their shares at different times while we were still a shell company in private transactions exempt from registration under the Securities Act.  Two out of the 18 stockholders were related parties at the time: RA Roseman Holdings, LLC, an entity wholly-owned by Adam Roseman, and Kaman Ventures, LLC and entity wholly-owned by Michael Kurdziel. We have described their respective relation to us above. Pursuant to the terms of the registration rights agreement, the stockholders have demand registration rights pursuant to which we are obligated to register shares of our common stock (and additional shares of our common stock issuable with respect of such registrable shares of common stock upon stock splits, etc.) on Form S-3 (or on such other form appropriate for such purpose) within 30 days after receipt of a request. We are obligated to effect one demand registration on behalf of the investors. In addition, in the event that we propose to register any of our securities under the Securities Act after January 18, 2008 by filing any form of registration statement (other than on Form S-4 or Form S-8 or any successor forms thereof) that would legally permit the inclusion of the shares subject to the registration rights agreement, we must provide written notice to the parties to the registration rights agreement of our intention to do so and shall provide such parties an opportunity to include in such registration statement all shares of common stock subject to the registration rights agreement. These piggy-back registration rights are subject to certain exceptions and conditions. Each party to the registration rights agreement has one piggyback registration right and a registration does not count as a piggyback registration until it has become effective and includes 100% of the shares of common stock subject to the agreement requested by such stockholder to be included in the registration statement. The table below sets forth the related parties and their monetary stake in the related party transaction:

On December 18, 2007, Shanghai Engineering entered into a Loan and Transaction Expense Agreement with RMK Emerging Markets, LLC, a Delaware limited liability company controlled by Adam Roseman. At the time of entering into the Loan and Transaction Expense Agreement, Mr. Roseman was a related party. Mr. Roseman's relationship to the Company, by virtue of Mr. Roseman's affiliation with Tapirdo Enterprises, LLC and ARC Investment Partners, LLC, is described above. Under the agreement, RMK Emerging Markets, LLC extended a short-term bridge loan to Shanghai Engineering in an amount of $725,000. Pursuant to the terms of the agreement, Shanghai Engineering is required to repay the loan in an amount equal to 1.75 times the principal amount ($1,268,750) upon the earlier to occur of Shanghai Engineering’s sale, next financing or going public event of at least $5 million as long as such sale, financing or going public event involves a party that is not a 100% domestic company in China. Because Shanghai Engineering is a functional subsidiary of Poise (through contractual relationships and by its status as a variable interest entity), the closing of the Company's 2008 share exchange and the Financing triggered repayment of the loan.

On April 15, 2006, the Company, Shanghai Engineering and RMK Emerging Markets, LLC entered into a Loan Conversion Agreement pursuant to which the parties agreed to convert the December 18, 2007 loan from RMK Emerging Markets, LLC to Shanghai Engineering into a subscription for the Company's Series A Convertible Preferred Stock and warrants in the aggregate amount of $1,268,750 in the Financing. The parties agreed that such subscription should be credited towards satisfying the minimum amount of the Financing required under the Share Exchange Agreement. Therefore, upon the closing of the Financing, the Company issued to RMK Emerging Markets, LLC 1,174,769 shares of the Company's Series A Convertible Preferred Stock and warrants to purchase 587,384 shares of the Company's common stock at $1.29 per share in full satisfaction of the repayment and conversion of the loan to RMK Emerging Markets, LLC. As described above, RMK Emerging Markets, LLC and Mr. Roseman were related parties at the time of entering into the Loan Conversion Agreement.

Director Independence

Our board of directors currently consists of three directors, Mr. Wu Qinghuan, Mr. Chen Qi and Mrs. Zhou Jialing. Our board of director follows the standards of independence established under the NASDAQ rules in determining if directors are independent and has determined that Mr. Wu, Mr. Chen and Mrs. Zhou are not independent. As our business grows, we anticipate ensuring that our board of directors has the necessary composition for purposes of meeting the independence requirements of the SEC and the market on which our common stock in the future is quoted, listed or trading, if any, and as necessary to instill investor confidence in us.

8. LEGAL PROCEEDINGS

We are not a party to any pending material legal proceedings and are not aware of any threatened or contemplated proceeding by any governmental authority against us.

9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

Market Information

Our common stock is currently quoted under the symbol "CGYV.OB" on the OTC Bulleting Board (the most recent, previous stock symbols include "MMAI.OB" and "CRCV.OB"). The following table sets forth, for the periods indicated, the high and low bid prices of our common stock as reported on the OTC Bulletin Board, adjusted for stock splits.

Period	High	Low

2008:
First Quarter	$6.50	$0.54
2007:
Fourth Quarter	4.32	0.45
Third Quarter	36.00	1.98
Second Quarter	N/A	N/A
First Quarter	N/A	N/A
2006:
Fourth Quarter	N/A	N/A
Third Quarter	N/A	N/A
Second Quarter	250.00	250.00
First Quarter	1,250.01	550.00

As of April 16, 2008, the last reported sales price on the OTC Bulletin Board for our common stock was $2.30 per share. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Options, Warrants, Convertible Securities, Rule 144 Sales, Registered Securities and Public Offering

As of April 18, 2008, there were outstanding 25,483,034 shares of our common stock, 7,874,241 shares of our Series A Convertible Preferred Stock, 3,645,482 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock, and warrants to purchase our common stock exercisable into 2,026,431 shares of our common stock.

We estimate that stockholders holding approximately 40,000 shares of our common stock are currently eligible to sell their shares without restrictions. Provided that all applicable Rule 144 conditions are satisfied, we believe that stockholders holding the balance of our currently outstanding shares of common stock, approximately 25,443,000 shares, are eligible to sell their shares as early as April 21, 2009.

Holders

As of April 18, 2008, we had 177 stockholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts as the board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

10. RECENT SALES OF UNREGISTERED SECURITIES

The disclosures about recent sales of unregistered securities reflect the Company's capital structure as of the time of the issuance or sale and do not take into account subsequent stock splits or other adjustments to the Company's capital structure.

On January 9, 2006, we entered into a Securities Purchase Agreement with RP Capital, LLC, a California limited liability company, and six accredited investors pursuant to which we issued 72,001,735 shares of our common stock in consideration for $82,833 in cash.

In January 2006, the Company issued 4,918,360 shares of common shares to consultants for services rendered which were valued at $5,658.

On April 13, 2006, we entered into a Securities Purchase Agreement with three accredited investors pursuant to which we issued 1,302,999 shares of our common stock in consideration for $50,000 in cash.

On August 27, 2007, the Company issued a $250,000 Senior Secured Convertible Promissory Note to an accredited investor as security for a bridge loan. The note was payable 90 days from the date of issue with 20% cash interest of the aggregate principal amount. Pursuant to the terms of the note, the Company was to issue to the noteholder 13,889 shares of common stock and the number of three year warrants determined by a fraction, the numerator of which is 50% of the principal amount of the note and the denominator of which is the price per security of the “Next Financing”. The “Next Financing” means the issuance and sale of equity or equity-linked securities by the Company following the date of the warrant with gross proceeds to the Company of at least $8,000,000. Each warrant allows the holder to buy one share of the Company’s common stock at a price equal to the price per security of the Next Financing. Based on the price per Series A Convertible Preferred Stock offered in the Financing, the warrant is exercisable into 57,870 shares of our common stock. Effective January 9, 2008, Tapirdo Enterprises, LLC purchased the note from the investor and converted it into 3,333,333 shares of common stock.

On October 5, 2007, we entered into a two-year Consulting Agreement with one of our attorneys pursuant to which we issued 55,556 shares of our common stock. Under the terms of the Consulting Agreement, the shares vested pro rata on a monthly basis during the term of the Consulting Agreement, commencing on October 31, 2007. On January 25, 2008, as a result of the closing of the Asset Purchase Agreement with MMA Acquisition Company, the Company agreed to terminate the Consulting Agreement and immediately vest the remaining unvested shares. .

On January 29, 2008, we issued a warrant to purchase 4,169,951 shares of our common stock at an exercise price of $1.08 per share to ARC Investment Partners, LLC.

On April 15, 2008, we effected the Share Exchange pursuant to which we acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of 41,514,179 shares of our common stock to the stockholders of Poise.

We closed the Financing on April 15, 2008 and entered into identical Securities Purchase Agreements with 26 accredited investors pursuant to which we issued and sold an aggregate of 7,874,241 units at a price per unit of $1.08 with each unit consisting of one share of our Series A Convertible Preferred Stock, par value $0.001 per share, and one warrant to purchase one-half of one share of our common stock at an exercise price of $1.29 per share. Thus, at the closing, we issued 7,874,241 shares of our Series A Convertible Preferred Stock to the investors and we also issued warrants to the investors for the purchase of an aggregate of 3,937,121 shares of our common stock for an aggregate purchase price of $8,504,181. Part of the purchase price consisted of the conversion of a loan to Shanghai Engineering into a subscription for the Company's Series A Convertible Preferred Stock and warrants. We agreed with RMK Emerging Markets, LLC to allow it to convert its loan to Shanghai Engineering in the principal amount of $725,000 into securities by participating in the Financing on the terms described above. Thus, at the closing of the Financing, we issued 1,174,769 shares of our Series A Convertible Preferred Stock and warrants to purchase of an aggregate of 587,384 shares of our common stock to RMK Emerging Markets, LLC. The terms of this agreement is further described under the caption "Certain Relationships and Related Transactions, and Director Independence" above.

Except as noted below, the offers and sales of the securities described above were exempt from registration under Section 4(2) of the Securities Act and pursuant to the rules of Regulation D promulgated thereunder, insofar as: (a) each investor represented to us that it was accredited within the meaning of Rule 501(a); (b) we restricted the transfer of the securities in accordance with Rule 502(d); (c) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b), after taking into consideration all prior investors under Section 4(2) of the Securities Act within the 12 months preceding the transaction; (d) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c); (e) each investor agreed to hold the securities for its own account and not on behalf of others; and (f) each investor represented to us that it acquired the securities for investment purposes only and not with a view to sell them.

The issuance of the securities in the Share Exchange was exempt from registration under Section 4(2) of the Securities Act and Regulation S promulgated thereunder, insofar as: (a) the offer and sale was made in an offshore transaction; (b) no direct selling efforts was made in the United States; (c) we implemented necessary offering restrictions; (d) no offer and sale was made to a U.S. person or for the account or benefit of a U.S. person, and the Poise stockholders provided the necessary certifications to that effect; (e) the Poise stockholders agreed to the resale limitation imposed by Regulation S; (f) the issued securities contained the necessary restrictive legend; and (g) we provided the Poise stockholders with the necessary notice about the restrictions on offer or sale of the securities.

11. DESCRIPTION OF SECURITIES

The following description of our capital stock is derived from our Amended and Restated Certificate of Incorporation and Bylaws as well as relevant provisions of applicable law.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of April 18, 2008, there were 25,483,034 shares of our common stock outstanding held by approximately 177 holders of record and 7,874,241 shares of our Series A Convertible Preferred Stock outstanding held by approximately 26 holders of record.

Description of Common Stock

Except as otherwise required by law or provided in any designation of rights of preferred stock, the holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of preferred stock, amendments to our Amended and Restated Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

Description of Preferred Stock

Pursuant to the terms of our Amended and Restated Certificate of Incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such series and as may be permitted by the General Corporation Law of the State of Delaware. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our common stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, if any, unless a vote of any such holders is required pursuant to the terms of such preferred stock.

Pursuant to the Certificate of Designation of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Company’s Series A Convertible Preferred Stock filed with the Delaware Secretary of State on April 15, 2008 in connection with the Financing, our board of directors has designated 10,000,000 shares of preferred stock as Series A Convertible Preferred Stock, $0.001 par value per share. The holders of our Series A Convertible Preferred Stock are entitled to notice of any stockholders' meeting and to vote together with the holders of our common stock as a single class. Each holder of our Series A Convertible Preferred Stock is entitled to a number of votes equal to the whole number of shares of common stock into which such holders' aggregate number of shares of Series A Convertible Preferred Stock are convertible immediately after the close of business on the applicable record date.

Our shares of Series A Convertible Preferred Stock are convertible at any time into shares of our common stock at $2.16 per share (subject to adjustment as described below). The conversion price of our Series A Convertible Preferred Stock is subject to anti-dilutive adjustments for (a) certain issuances of additional securities by the Company without consideration or for consideration per share less than the conversion price of the Series A Convertible Preferred Stock in effect immediately prior to the issuance of such additional securities and (b) any future stock splits, stock combinations, reclassifications, reorganizations, stock dividends or similar transactions affecting our common stock.

Upon any liquidation, dissolution or winding up, after payment or provision for payment of our debts and other liabilities, before any distribution or payment is made to the holders of any other equity securities, the holders of our Series A Convertible Preferred Stock are entitled to be paid out of our assets available for distribution to our stockholders an amount equal to $2.16 per share (subject to adjustment as described above) plus any declared and accrued but unpaid dividends thereon. After payment has been made to the holders of the Series A Convertible Preferred Stock, the holders of our common stock are entitled to share ratably in the Company's remaining assets. The definition of "liquidation" includes any merger, consolidation, business combination, reorganization or recapitalization of the Company in which the Company is not the surviving entity or in which the Company's stockholders immediately prior to such transaction own capital stock representing less than 50% of the Company's voting power immediately after such transaction or any transaction or series of related transactions in which capital stock representing in excess of 50% of the Company's voting power is transferred, and a sale of all or substantially all of the Company's assets.

Description of Warrants

We issued warrants to purchase our common stock in the April 2008 Financing and to a party that provided us with bridge financing on August 27, 2007.

The following table sets forth the number of underlying shares of our common stock, the exercise price and the expiration date of all warrants outstanding as of April 15, 2008:

Number of shares underlying warrants	Exercise Price	Expiration Date
57,870	$2.16	August 27, 2010
1,968,561	$2.58	April 15, 2013

The warrants issued to the bridge lender on August 27, 2007 are exercisable at any time prior to their expiration date. The exercise price of these warrants is subject to anti-dilutive adjustments for any future stock splits, stock combinations, reclassifications, reorganizations, stock dividends or similar transactions affecting our common stock.

The warrants issued in the Financing are exercisable at any time beginning six months after April 15, 2008 (the closing date of the Financing) and until their expiration date. The exercise price of these warrants is subject to anti-dilutive adjustments for (a) certain issuances of additional securities by the Company without consideration or for consideration per share less than the exercise price of the warrants in effect immediately prior to the issuance of such additional securities and (b) any future stock splits, stock combinations, reclassifications, reorganizations, stock dividends or similar transactions affecting our common stock. Pursuant to the terms of the Securities Purchase Agreement, we are required to register the common stock underlying the warrants issued to the investors in the Financing with the SEC for resale by the investors.

Change in Control Provisions

Our board of directors, without further stockholder approval, may issue preferred stock, with such terms as the board of directors may determine, that could have the effect of delaying or preventing a change in control. The issuance of preferred stock could also adversely affect the voting powers of the holders of our common stock, including the loss of voting control to others. The described provision and the issuance of preferred stock could discourage or prevent a takeover even if an acquisition would be beneficial to our stockholders.

12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person's conduct was unlawful.

In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect on any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent, that the Court of Chancery of the State of Delaware or any other court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expense.

Delaware law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director's personal liability to a corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Delaware law provides, however, that a corporation cannot eliminate or limit a director's liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the unlawful purchase or redemption of stock or payment of unlawful purchase or redemption of stock or payment of unlawful dividends; or (d) for any transaction from which the director derived an improper personal benefit. Furthermore, such provision cannot eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

Our Amended and Restated Certificate of Incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify any other person whom we have the power to indemnify against any liability, reasonable expense or other matter whatsoever. In addition, our Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such person as a director, subject to the limitations imposed by Delaware law as described above.

Under Delaware law, a corporation may also purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

Our Amended and Restated Certificate of Incorporation provides that we may purchase and maintain insurance on our own behalf and on behalf of any person who is or was our director, officer, employee, fiduciary or agent or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, whether or not we would have the power to indemnify such person against such liability.

13. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Effective July 19, 2007, our board of directors approved a resolution dismissing our then independent registered public accounting firm, Lawrence Scharfman & Co., CPA P.C., and retaining in its place the accounting firm AJ Robbins P.C. Our relationship with Lawrence Scharfman & Co. ended on July 19, 2007. We have not and do not expect to use the services of Lawrence Scharfman & Co. thereafter.

Lawrence Scharfman & Co. issued its report on our financial statements for the fiscal years ended December 31, 2006 and December 31, 2005. Neither report contained an adverse opinion nor disclaimer of opinion or was modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and the interim period through July 19, 2007, we did not have any disagreements with Lawrence Scharfman & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure and there were no reportable events, as described in Item 304(a)(1)(iv) of Regulation S-B.

Also effective July 19, 2007, our board of directors approved a resolution to retain AJ Robbins as our new independent registered public accounting firm. During our two most recent fiscal years and through July 19, 2007, we did not consult with AJ Robbins regarding either the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue. During our two most recent fiscal years and through July 19, 2007, we have not consulted with AJ Robbins regarding any of the reportable events described in Item 304(a)(1)(iv) of Regulation S-B.

14. FINANCIAL STATEMENTS AND EXHIBITS

See Item 9.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Section 10 of Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

See Item 2.01 of this Current Report on Form 8-K, generally, and Sections 1, 4 and 10 of Item 2.01 of this Current Report on Form 8-K specifically, which are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the information under the caption "Capital Structure and Ownership after Closing of the Share Exchange and the Financing" and Sections 5 and 6 of Item 2.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 5.03 Amendment to Certificate of Incorporation or Bylaws; Changes in Fiscal Year.

On April 15, 2008, we amended our Amended and Restated Certificate of Incorporation by filing a Certificate of Designation of the Preferences, Rights, Limitations, Qualification and Restrictions of the Series A Convertible Preferred Stock with the Delaware Secretary of State. The terms of our Series A Convertible Preferred Stock and the effect the issuance thereof has on the holders of our common stock are set forth in Section 11 of Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status.

See Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference. As a result of the transaction described in Item 2.01 of this Current Report on Form 8-K, we believe that the Company is no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired

The Poise Profit International Limited and Subsidiaries Consolidated Financial Statements for the years ended December 31, 2007 and 2006 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro forma financial information

The Pro Forma Financial Information is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference:

(c) Shell company transactions

Reference is made to Items 9.01(a) and 9.01(b) of this Current Report on Form 8-K and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits

Exhibit #	Description	Reference
2.1	Agreement and Plan of Merger, dated as of April 7, 2006, by and between the Registrant and its wholly-owned subsidiary Commerce Development Corporation, Ltd.	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 13, 2006 (File No. 33-0843696).
2.2
Share Exchange Agreement made effective as of January 24, 2008 by and among the Registrant, Poise Profit International, Ltd. and the selling stockholders of Poise Profit International, Ltd. as set out in the Share Exchange Agreement
Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).
2.3	Asset Purchase Agreement dated January 25, 2008 between the Registrant and MMA Acquisition Company	Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).
2.4
First Amendment to Share Exchange Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd. and the undersigned shareholders of Poise Profit International, Ltd.
Filed herewith.

3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on February 7, 2008 (File No. 333-104647).
3.2	Certificate of Designations of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock	Filed herewith.
3.3	Bylaws	Incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed on April 13, 2006 (File No. 333-104647).
4.1	Form of Warrant issued under the Consulting Agreement	Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).
4.2	Form of Warrant issued in the Financing	Filed herewith.
4.3	Registration Rights Agreement dated January 18, 2008 by and among the Registrant and certain stockholders signatory thereto	Filed herewith.
4.4	Form of Registration Rights Agreement dated April 15, 2008 by and among the Registrant and the investors in the Financing	Filed herewith.
10.1	Securities Purchase Agreement, dated as of January 9, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on January 13, 2006 (File No. 33-0843696).
10.2	Securities Purchase Agreement, dated as of April 13, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).
10.3	Stock Purchase Agreement, dated as of April 18, 2006, by and among the selling stockholders and purchasers signatory thereto	Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).
10.4	Form of Securities Purchase Agreement, dated as of April 15, 2008, by and among the Registrant and the purchasers signatory thereto	Filed herewith.
10.5	Amended and Restated Senior Secured Promissory Note, dated as of January 9, 2008	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on January 15, 2008 (File No. 333-104647).
10.6	Escrow Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd., Wu Qinghuan and Zhou Jialing	Filed herewith.
10.7	Loan and Transaction Expenses Agreement dated as of December 18, 2007 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and RMK Emerging Markets, LLC	Filed herewith.
10.8	Loan Conversion Agreement dated as of April 15, 2008 between RMK Emerging Markets, LLC, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and China Energy Recovery, Inc.	Filed herewith.
10.9
Leasing and Operating Agreement dated as of April 22, 2004 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and Shanghai Si Fang Boiler Factory, together with Amendment dated as of November 21, 2005, Amendment dated as of December 28, 2006 and Amendment dates as of June 25, 2007
Filed herewith.

10.10	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Filed herewith.
10.11
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.12	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Filed herewith.
10.13
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.14
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.15	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Filed herewith.
10.16
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Filed herewith.
10.17	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Filed herewith.
10.18
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.19
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Filed herewith.

10.20	Employment Contract dated as of January 1, 2006 between Shanghai Hai Lu Kun Lun Hi-Tech Engineering Co., Ltd. and Wu Qinghuan	Filed herewith.
21.1	List of subsidiaries	Filed herewith.
99.1	Financial Statements for the Years Ended December 31, 2007 and 2006	Filed herewith.
99.2	Pro Forma Financial Information	Filed herewith.
99.3	Press Release	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY RECOVERY, INC.

Date: April 21, 2008	By:	/s/ Wu Qinghuan
Wu Qinghuan
Chief Executive Officer

Exhibit Index

Exhibit #	Description	Reference
2.1	Agreement and Plan of Merger, dated as of April 7, 2006, by and between the Registrant and its wholly-owned subsidiary Commerce Development Corporation, Ltd.	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 13, 2006 (File No. 33-0843696).
2.2
Share Exchange Agreement made effective as of January 24, 2008 by and among the Registrant, Poise Profit International, Ltd. and the selling stockholders of Poise Profit International, Ltd. as set out in the Share Exchange Agreement
Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).
2.3	Asset Purchase Agreement dated January 25, 2008 between the Registrant and MMA Acquisition Company	Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).
2.4
First Amendment to Share Exchange Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd. and the undersigned shareholders of Poise Profit International, Ltd.
Filed herewith.
3.1	Amended and Restated Certificate of Incorporation	Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on February 7, 2008 (File No. 333-104647).
3.2	Certificate of Designations of the Preferences, Rights, Limitations, Qualifications and Restrictions of the Series A Convertible Preferred Stock	Filed herewith.
3.3	Bylaws	Incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed on April 13, 2006 (File No. 333-104647).
4.1	Form of Warrant issued under the Consulting Agreement	Incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on January 30, 2008 (File No. 333-104647).
4.2	Form of Warrant issued in the Financing	Filed herewith.
4.3	Registration Rights Agreement dated January 18, 2008 by and among the Registrant and certain stockholders signatory thereto	Filed herewith.
4.4	Form of Registration Rights Agreement dated April 15, 2008 by and among the Registrant and the investors in the Financing	Filed herewith.
10.1	Securities Purchase Agreement, dated as of January 9, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on January 13, 2006 (File No. 33-0843696).
10.2	Securities Purchase Agreement, dated as of April 13, 2006, by and among the Registrant and the purchasers signatory thereto	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).
10.3	Stock Purchase Agreement, dated as of April 18, 2006, by and among the selling stockholders and purchasers signatory thereto	Incorporated by reference to Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on April 18, 2006 (File No. 33-0843696).
10.4	Form of Securities Purchase Agreement, dated as of April 15, 2008, by and among the Registrant and the purchasers signatory thereto	Filed herewith.
10.5	Amended and Restated Senior Secured Promissory Note, dated as of January 9, 2008	Incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on January 15, 2008 (File No. 333-104647).

10.6	Escrow Agreement, dated as of April 15, 2008, by and among the Registrant, Poise Profit International, Ltd., Wu Qinghuan and Zhou Jialing	Filed herewith.
10.7	Loan and Transaction Expenses Agreement dated as of December 18, 2007 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and RMK Emerging Markets, LLC	Filed herewith.
10.8	Loan Conversion Agreement dated as of April 15, 2008 between RMK Emerging Markets, LLC, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and China Energy Recovery, Inc.	Filed herewith.
10.9
Leasing and Operating Agreement dated as of April 22, 2004 between Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and Shanghai Si Fang Boiler Factory, together with Amendment dated as of November 21, 2005, Amendment dated as of December 28, 2006 and Amendment dates as of June 25, 2007
Filed herewith.
10.10	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Filed herewith.
10.11
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.12	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.	Filed herewith.
10.13
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.14
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd. and the shareholders of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.15	Consulting Services Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Filed herewith.
10.16
Operating Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Filed herewith.

10.17	Proxy Agreement dated as of December 28, 2005 between Haie Hi-tech Engineering (Hong Kong) Company Limited and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.	Filed herewith.
10.18
Option Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Hai Lu Kun Lun Hi-tech Engineering Co. Ltd.
Filed herewith.
10.19
Equity Pledge Agreement dated as of December 28, 2005 among Haie Hi-tech Engineering (Hong Kong) Company Limited, Shanghai Xin Ye Environmental Protection Engineering Co. Ltd. and the sole shareholder of Shanghai Xin Ye Environmental Protection Engineering Co. Ltd.
Filed herewith.
10.20	Employment Contract dated as of January 1, 2006 between Shanghai Hai Lu Kun Lun Hi-Tech Engineering Co., Ltd. and Wu Qinghuan	Filed herewith.
21.1	List of subsidiaries	Filed herewith.
99.1	Financial Statements for the Years Ended December 31, 2007 and 2006	Filed herewith.
99.2	Pro Forma Financial Information	Filed herewith.
99.3	Press Release	Filed herewith.